UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Myrexis, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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October 21, 2011

To Our Stockholders:

You are cordially invited to attend the 2011 annual meeting of stockholders of Myrexis, Inc. to be held at 9:00 a.m. MST on Thursday, December 8, 2011, at our offices located at 305 Chipeta Way, Salt Lake City, Utah 84108. Details regarding the meeting, the business to be conducted, and information about Myrexis, Inc. that you should consider when you vote your shares are described in the Important Notice Regarding the Availability of Proxy Materials you received and in this proxy statement.

At the annual meeting, two persons will be elected to our Board of Directors. We will also ask stockholders to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending June 30, 2012. In addition, we will seek advisory votes from stockholders on the compensation of our named executive officers, as disclosed in this proxy statement, and the frequency of holding an advisory vote on the compensation of our named executive officers. The Board of Directors recommends the approval of each of the first three proposals and a vote for a frequency of holding an advisory vote on the compensation of our named executive officers every year. Such other business will be transacted as may properly come before the annual meeting.

Under Securities and Exchange Commission rules that allow companies to furnish proxy materials to shareholders over the Internet, we have elected to provide access to our proxy materials over the Internet under the Security and Exchange Commission’s “notice and access” rules. We believe this process will facilitate accelerated delivery of proxy materials, save costs, and reduce the environmental impact of our annual meeting. On or about October 25, 2011, we will begin sending to our shareholders the Important Notice Regarding the Availability of Proxy Materials containing instructions on how to access our proxy statement for our 2011 annual meeting and our 2011 annual report to stockholders. The Notice also provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of the proxy materials by mail.

We hope you will be able to attend the annual meeting. Whether you plan to attend the annual meeting or not, it is important that you cast your vote. You may vote over the Internet as well as by telephone. In addition, if you requested to receive printed proxy materials, you may vote by completing, signing, dating and returning your proxy card by mail. You are urged to vote promptly in accordance with the instructions set forth in the Important Notice Regarding the Availability of Proxy Materials or on your proxy card. We encourage you to vote by proxy so that your shares will be represented and voted at the annual meeting, whether or not you can attend.

Thank you for your continued support of Myrexis.

Sincerely,

Robert J. Lollini
President and Chief Executive Officer

Your vote is important. Please vote as soon as possible by using the Internet or by telephone or, if you received a paper copy of the proxy materials by mail, by completing, signing, dating, and returning the enclosed proxy card. Instructions for your voting options are described on the Important Notice Regarding the Availability of Proxy Materials or proxy card.

MYREXIS, INC.

305 CHIPETA WAY

SALT LAKE CITY, UTAH 84108

NOTICE OF 2011 ANNUAL MEETING OF STOCKHOLDERS

TIME: 9:00 a.m. MST

DATE: December 8, 2011

PLACE: The offices of Myrexis, Inc. located at 305 Chipeta Way, Salt Lake City, Utah 84108

PURPOSES:

1.	To elect two directors to serve three-year terms expiring in 2014;

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2012;

3.	To consider an advisory vote on the compensation of our named executive officers, as disclosed in this proxy statement;

4.	To consider an advisory vote on the frequency of holding an advisory vote on the compensation of our named executive officers; and

5.	To transact such other business that is properly presented at the annual meeting and any adjournments or postponements thereof.

WHO MAY VOTE:

You may vote if you were the record owner of Myrexis, Inc. common stock at the close of business on October 17, 2011. A list of stockholders of record will be available at the annual meeting and, during the 10 days prior to the annual meeting, at our principal executive offices located at 305 Chipeta Way, Salt Lake City, Utah 84108.

All stockholders are cordially invited to attend the annual meeting. Whether you plan to attend the annual meeting or not, please vote by following the instructions on the Important Notice Regarding the Availability of Proxy Materials that you have previously received, which we refer to as the Notice, or in the section of this proxy statement entitled “General Information About the Annual Meeting—How Do I Vote,” or, if you requested to receive printed proxy materials, your proxy card. You may change or revoke your proxy at any time before it is voted.

BY ORDER OF THE BOARD OF DIRECTORS

Andrea Kendell
Secretary

October 21, 2011

NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS

FOR THE SHAREHOLDER MEETING TO BE HELD ON DECEMBER 8, 2011

This proxy statement and our 2011 annual report to stockholders are available to be viewed at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=16182.

i

MYREXIS, INC.

305 CHIPETA WAY

SALT LAKE CITY, UTAH 84108

801-214-7800

PROXY STATEMENT FOR THE MYREXIS, INC.

2011 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 8, 2011

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Why Did I Receive this Proxy Statement?

The Board of Directors of Myrexis, Inc. is soliciting your proxy to vote at the 2011 annual meeting of stockholders to be held at our offices located at 305 Chipeta Way, Salt Lake City, Utah, on Thursday, December 8, 2011, at 9:00 a.m. MST and any adjournments of the meeting, which we refer to as the annual meeting. The proxy statement along with the accompanying Notice of Annual Meeting of Stockholders summarizes the purposes of the meeting and the information you need to know to vote at the annual meeting. In this proxy statement, we refer to Myrexis, Inc. as “Myrexis,” “the Company,” “we” and “us.”

We have sent you the Important Notice Regarding the Availability of Proxy Materials, which we refer to as the Notice, and made this proxy statement and our Annual Report on Form 10-K for the fiscal year ended June 30, 2011 available to you on the Internet because you owned shares of Myrexis, Inc. common stock on October 17, 2011, the Record Date for the annual meeting. We have also delivered printed versions of these materials to certain shareholders by mail. The Company will begin distribution of the Notice to stockholders on or about October 25, 2011.

Why Did I Receive the Notice in the Mail Instead of a Full Set of Proxy Materials?

As permitted by the rules of the U.S. Securities and Exchange Commission, or the SEC, we may furnish our proxy materials to our stockholders by providing access to such documents on the Internet, rather than mailing printed copies of these materials to each stockholder. Most stockholders will not receive printed copies of the proxy materials unless they request them. We believe that this process should expedite stockholders’ receipt of proxy materials, lower the costs of the annual meeting and help to conserve natural resources. If you received a Notice by mail or electronically, you will not receive a printed or email copy of the proxy materials, unless you request one by following the instructions included in the Notice. Instead, the Notice will instruct you how you may access and review all of the proxy materials and submit your proxy on the Internet. If you requested a paper copy of the proxy materials, you may authorize the voting of your shares by following the instructions on the enclosed proxy card, in addition to the other methods of voting described in this proxy statement.

Who Can Vote?

Only stockholders who owned our common stock at the close of business on the Record Date are entitled to vote at the annual meeting. On the Record Date, there were 26,120,820 shares of our common stock outstanding and entitled to vote. Our common stock is our only class of voting stock.

You do not need to attend the annual meeting to vote your shares. Shares represented by valid proxies, received in time for the annual meeting and not revoked prior to the annual meeting, will be voted at the annual meeting. For instructions on how to change or revoke your proxy, see “May I Change or Revoke My Proxy” below.

How Many Votes Do I Have?

Each share of our common stock that you own entitles you to one vote.

How Do I Vote?

Whether you plan to attend the annual meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via Internet or telephone. You may specify whether your shares should be voted for or against all, some or none of the nominees for director, whether your shares should be voted for one year, two years, three years or abstain with respect to the frequency of holding an advisory vote on the compensation of our named executive officers, and whether your shares should be voted for, against or abstain with respect to each of the other proposals. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the recommendations of the Board of Directors as noted below. Voting by proxy will not affect your right to attend the annual meeting. If your shares are registered directly in your name through our stock transfer agent, American Stock Transfer and Trust Company, or you have stock certificates registered in your name, you may vote:

•	By Internet or by telephone. Follow the instructions included in the Notice or, if you received printed materials, in the proxy card, to vote by Internet or telephone.

•

By mail. If you received your proxy materials by mail, you can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with the recommendations of the Board of Directors as noted below.

•	In person at the meeting. If you attend the meeting, you may deliver a completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

Telephone and Internet voting facilities for stockholders of record will be available 24-hours a day and will close at 1:00 a.m. Eastern Time on December 8, 2011.

If your shares are held in “street name” (meaning that the shares are held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the annual meeting, you must contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the annual meeting in order to vote.

How Does the Board of Directors Recommend That I Vote on the Proposals?

The Board of Directors recommends that you vote as follows:

•	“FOR” the election of the two nominees for director;

•	“FOR” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending June 30, 2012;

•	“FOR” the compensation of our named executive officers, as disclosed in this proxy statement; and

•	“FOR” holding an advisory vote on the compensation of our named executive officers every year.

If any other matter is presented at the annual meeting, your proxy provides that your shares will be voted by the proxy holder listed in the proxy in his discretion. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the annual meeting, other than those described in this proxy statement.

May I Change or Revoke My Proxy?

If you give us your proxy, you may change or revoke it at any time before the annual meeting. You may change or revoke your proxy in any one of the following ways:

•	by re-voting by Internet or by telephone as instructed above;

•	if you received printed proxy materials, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;

•	by notifying our Secretary in writing before the annual meeting that you have revoked your proxy; or

•	by attending the meeting in person and voting in person. Attending the meeting in person will not in and of itself revoke a previously submitted proxy unless you specifically request it.

Your most current vote, whether by telephone, Internet or proxy card, is the one that will be counted.

What if I Receive More Than One Notice or Proxy Card?

You may receive more than one Notice or proxy card if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described under “How Do I Vote?” for each account to ensure that all of your shares are voted.

Will My Shares be Voted if I Do Not Vote?

If your shares are registered in your name or if you have stock certificates, they will not be voted if you do not vote as described above under “How Do I Vote?”. If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above, the bank, broker or other nominee that holds your shares has the authority to vote your unvoted shares only on the ratification of the appointment of our independent registered public accounting firm (Proposal No. 2 of this proxy statement) without receiving instructions from you. Therefore, we encourage you to provide voting instructions to your bank, broker or other nominee. This ensures your shares will be voted at the annual meeting and in the manner you desire. A “broker non-vote” will occur if your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority.

Your bank, broker or other nominee no longer has the ability to vote your uninstructed shares in the election of directors. Therefore, if you hold your shares in street name it is critical that you cast your vote if you want your vote to be counted for the election of directors (Proposal No. 1 of this proxy statement). In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of directors, your bank, broker or other nominee was allowed to vote your shares on your behalf in the election of directors as it felt appropriate. In addition, your bank, broker or other nominee is prohibited from voting your uninstructed shares on any matters related to executive compensation. Thus, if you hold your shares in street name and you do not instruct your bank, broker or other nominee how to vote in the election of directors or on matters related to executive compensation, no votes will be cast on these proposals on your behalf.

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Elect Directors	The nominees for director who receive the most votes (also known as a “plurality” of the votes cast) will be elected. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of the directors. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of the directors. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote. We have adopted a policy on plurality votes for the election of directors which is described in Proposal No. 1—Election of Directors of this proxy statement.

Proposal 2: Ratify Selection of Independent Registered Public Accounting Firm	The affirmative vote of a majority of the votes cast affirmatively or negatively for this proposal is required to ratify the selection of our independent registered public accounting firm. Abstentions will have no effect on the results of this vote. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2012, the Audit Committee of our Board of Directors will reconsider its selection.

Proposal 3: Advisory Vote on the Compensation of Our Named Executive Officers	The affirmative vote of a majority of the votes cast affirmatively or negatively for this proposal is required to approve, on an advisory basis, the compensation of our named executive officers as described in this proxy statement. Abstentions will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote. Although the advisory vote is non-binding, the Compensation Committee and the Board of Directors will review the voting results and take them into consideration when making future decisions regarding the compensation of our named executive officers.

Proposal 4: Advisory Vote on the Frequency of Holding an Advisory Vote on the Compensation of Our Named Executive Officers

The affirmative vote of a majority of the votes cast affirmatively or negatively for this proposal—every year, every two years or every three years—will be the frequency approved, on an advisory basis, by our stockholders. However, because the vote on the frequency of holding future advisory votes on the compensation of our named executive officers is not binding, if none of the frequency options receives a majority vote, the option receiving the greatest number of votes will be considered the frequency preferred by the stockholders.

Abstentions will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote. Although the advisory vote is non-binding, the Compensation Committee and the Board of Directors will review the voting results and take them into consideration when making future decisions regarding the frequency of holding an advisory vote on the compensation of our named executive officers.

Is Voting Confidential?

We will keep all the proxies, ballots and voting tabulations private. We only let our Inspectors of Election examine these documents. Management, other than the Inspectors of Election, will not know how you voted on a specific proposal unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make, on the proxy card or elsewhere.

What Are the Costs of Soliciting these Proxies?

We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We have engaged Georgeson, Inc. to act as our proxy solicitor in connection with this Annual Meeting and will pay them a fee of $25,000 and reimburse their expenses in connection with such services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to deliver proxies. We will then reimburse them for their expenses.

What Constitutes a Quorum for the Annual Meeting?

The presence, in person or by proxy, of the holders of a majority of the voting power of all outstanding shares of our common stock entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting. Votes of stockholders of record who are present at the annual meeting in person or by proxy, abstentions, and broker non-votes are all counted for purposes of determining whether a quorum exists.

Attending the Annual Meeting

The annual meeting will be held at 9:00 a.m. MST on Thursday, December 8, 2011, at our offices located at 305 Chipeta Way, Salt Lake City, Utah 84108. When you arrive at our offices, signs will direct you to the appropriate meeting room. You need not attend the annual meeting in order to vote.

Householding of Annual Disclosure Documents

SEC rules concerning the delivery of annual disclosure documents allow us or your broker to send a single Notice or, if applicable, a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our Notices, annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If your household received a single Notice or, if applicable, set of proxy materials this year, but you would prefer to receive your own copy, please contact our transfer agent, American Stock Transfer and Trust Company, by calling their toll free number, 1-800-937-5449.

If you do not wish to participate in “householding” and would like to receive your own Notice or, if applicable, set of proxy materials in future years, follow the instructions described below. Conversely, if you share an address with another Myrexis stockholder and together both of you would like to receive only a single Notice or, if applicable, set of proxy materials, follow these instructions:

•

If your Myrexis shares are registered in your own name, please contact our transfer agent, American Stock Transfer and Trust Company, and inform them of your request by (i) calling them at 1-800-937-5449; (ii) visiting their website at www.amstock.com; or (iii) writing them at American Stock Transfer and Trust Company, 6201 15th Avenue, 2nd Floor, Brooklyn, New York 11219.

•

If a broker or other holder of record holds your Myrexis shares, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

Electronic Delivery of Company Stockholder Communications

Most stockholders can elect to receive notices of availability of future proxy materials by email instead of receiving a paper copy in the mail.

You can choose this option and save the Company the cost of producing and mailing these documents by:

•	following the instructions provided on your Notice or proxy card;

•	following the instructions provided when you vote over the Internet; or

•	going to www.amstock.com and following the instructions provided.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of September 15, 2011 (except as otherwise indicated) for (a) the executive officers named in the Summary Compensation Table on page 29 of this proxy statement, (b) each of our directors and director nominees, (c) all of our current directors and executive officers as a group and (d) each stockholder known by us to own beneficially more than 5% of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. We deem shares of common stock that may be acquired by an individual or group within 60 days of September 15, 2011 pursuant to the exercise of options or the vesting of restricted stock units to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Percentage of ownership is based on 26,085,690 shares of common stock outstanding on September 15, 2011. Attached to each share of common stock is a Preferred Share Purchase Right to acquire one one-thousandth of a share of our Series A Junior Participating Preferred Stock, par value $.01 per share, which Preferred Share Purchase Rights are not presently exercisable.

Except as indicated in the footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them. Unless otherwise indicated, the address for each director and executive officer listed is c/o Myrexis, Inc., 305 Chipeta Way, Salt Lake City, UT 84108.

	Shares of Common Stock Beneficially Owned
Beneficial Owner	Number	Percentage
Principal Stockholders:
FMR LLC (1)	2,452,255	9.4%
82 Devonshire Street
Boston, Massachusetts 02109

First Eagle Investment Management, LLC (2)	2,741,604	10.5%
1345 Avenue of the Americas
New York, New York 10105

ICS Opportunities, Ltd. (3)	1,462,357	5.6%
c/o Millennium International Management LP
666 Fifth Avenue
New York, New York 10103

Executive Officers and Directors:
Robert J. Lollini (4)	116,992	*
Wayne Laslie (5)	155,023	*
Adrian N. Hobden, Ph.D. (6)	517,359	2.0%
Andrew Gibbs	1,847	*
Gerald P. Belle (7)	56,550	*
Jason M. Aryeh (8)	67,866	*
Robert Forrester (9)	41,250	*
John T. Henderson, M.D. (10)	82,325	*
Dennis H. Langer, M.D., J.D. (9)	58,750	*
Timothy R. Franson, M.D. (9)	41,250	*
All current executive officers and directors as a group (9 persons) (11)	639,734	2.4%

*	Represents beneficial ownership of less than 1% of the shares of common stock.

(1)	This information is based on a Schedule 13G/A filed with the SEC on February 14, 2011. Fidelity Management & Research Company, or Fidelity, a wholly owned subsidiary of FMR LLC and an investment adviser, is deemed to be the beneficial owner of 2,452,255 shares as a result of acting as investment adviser to various investment companies. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, each has sole power to dispose of but not the power to vote or direct the voting of these shares, as such voting power resides with the funds’ Boards of Trustees. Fidelity Growth Company Fund, one of the investment companies owns 2,174,424 of these shares or 8.3% of our common stock.
(2)	This information is based on a Schedule 13D/A filed with the SEC on December 2, 2010. First Eagle Management LLC (“FEM”) is deemed to be the beneficial owner of 2,741,604 shares (which includes 1,729,434 shares for which First Eagle Value in Biotechnology Master Fund Ltd may be deemed to be the beneficial owner). All such shares are held by various clients in accounts that are under management by FEM.
(3)	This information is based on a Schedule 13G/A filed with the SEC on January 24, 2011. ICS Opportunities, Ltd. (“ICS Opportunities”), is the beneficial owner of 1,456,939 shares of our common stock and Millenco LLC (“Millenco”), is the beneficial owner of 5,418 shares of our common stock. Millennium International Management LP (“Millennium International Management”), is the investment manager to ICS Opportunities and may be deemed to have shared voting control and investment discretion over securities owned by ICS Opportunities. Millennium International Management GP LLC (“Millennium International Management GP”), is the general partner of Millennium International Management and may also be deemed to have shared voting control and investment discretion over securities owned by ICS Opportunities. Millennium Management LLC (“Millennium Management”), is the general partner of the 100% shareholder of ICS Opportunities and may be deemed to have shared voting control and investment discretion over securities owned by ICS Opportunities. Millennium Management is also the manager of Millenco, and may be deemed to have shared voting control and investment discretion over securities owned by Millenco. Israel A. Englander (“Mr. Englander”), is the managing member of Millennium International Management GP and of Millennium Management and consequently may also be deemed to have shared voting control and investment discretion over securities owned by ICS Opportunities or Millenco.
(4)	Includes 91,375 shares of common stock subject to currently exercisable options and options exercisable within 60 days of September 15, 2011, and 5,542 shares of common stock issuable upon the vesting of restricted stock units within 60 days of September 15, 2011.
(5)	Includes 117,266 shares of common stock subject to currently exercisable options and options exercisable within 60 days of September 15, 2011, and 6,250 shares of common stock issuable upon the vesting of restricted stock units within 60 days of September 15, 2011.
(6)	Includes 348,413 shares of common stock subject to currently exercisable options and options exercisable within 60 days of September 15, 2011.
(7)	Includes 56,250 shares of common stock subject to currently exercisable options and options exercisable within 60 days of September 15, 2011.
(8)	Represents shares held by JALAA Equities, LP, of which Mr. Aryeh is the founder and general partner, as of October 19, 2011, the date of Mr. Aryeh’s appointment as a director.
(9)	Represents shares of common stock subject to currently exercisable options and options exercisable within 60 days of September 15, 2011.
(10)	Includes 1,000 shares of common stock beneficially owned directly by Dr. Henderson and 75 shares of common stock owned by Dr. Henderson’s spouse. Also includes 81,250 shares subject to currently exercisable options and options exercisable within 60 days of September 15, 2011.
(11)	See notes 4, 5, 7, 8, 9 and 10 above. Also includes 2,679 shares of common stock, 14,894 shares of common stock subject to currently exercisable options and options exercisable within 60 days of September 15, 2011, and 2,155 shares of common stock issuable upon the vesting of restricted stock units within 60 days of September 15, 2011, held by Andrea Kendell, our Chief Financial Officer.

MANAGEMENT AND CORPORATE GOVERNANCE

The Board of Directors

Our Restated Certificate of Incorporation, as amended, and Restated By-Laws provide that our business is to be managed by or under the direction of our Board of Directors. Our Board of Directors is divided into three classes for purposes of election. One class is elected at each annual meeting of stockholders to serve for a three-year term. Our Board of Directors currently consists of seven members, classified into three classes as follows: (1) Jason M. Aryeh, Timothy R. Franson and Robert J. Lollini constitute the Class I directors with a term ending at the 2013 annual meeting; (2) John T. Henderson and Robert Forrester constitute the Class II directors with a term ending at the upcoming annual meeting; and (3) Gerald P. Belle and Dennis H. Langer constitute the Class III directors with a term ending at the 2012 annual meeting.

On September 6, 2011, based on the recommendation of the Nominating and Governance Committee, our Board of Directors voted to nominate John T. Henderson and Robert Forrester for election at the annual meeting for a term of three years to serve until the 2014 annual meeting of stockholders, and until their respective successors have been elected and qualified.

Effective on October 18, 2011, we entered into agreements with MSMB Healthcare LP and certain of its affiliated funds and entities, referred to hereinafter collectively as MSMB Healthcare, and with Jason M. Aryeh, relating to a notice we received from MSMB Healthcare stating MSMB Healthcare’s intention to nominate two individuals, including Mr. Aryeh, for election as Class II directors of the Board of Directors at the upcoming annual meeting, and its intended proxy solicitation in connection therewith. Pursuant to these agreements, on October 19, 2011, the Board of Directors, accepting the recommendation of the Nominating and Governance Committee of the Board, increased the size of the Board of Directors from six to seven members, and appointed Mr. Aryeh to the Board of Directors as a Class I director to serve in accordance with our Bylaws until the 2013 annual meeting and thereafter until his successor is duly elected and qualified. Mr. Aryeh was also appointed as a member of the Strategy Review Committee of the Board. Pursuant to these agreements, MSMB Healthcare agreed to withdraw its nominations for the upcoming annual meeting and terminate any solicitations in connection therewith, and MSMB Healthcare and Mr. Aryeh have agreed to certain standstill and voting covenants until the completion of, and except in connection with, our 2013 annual meeting. MSMB Healthcare and Mr. Aryeh have each agreed during the standstill period not to, among other things, engage in or otherwise facilitate any proxy solicitation with respect to the securities of Myrexis, acquire or announce an intention to acquire any Myrexis voting securities which would result in such person (together with its or his respective affiliates) owning 5% or more of Myrexis’ voting securities, seek to place any individual on the Board of Directors other than as recommended by the Board of Directors, or become a participant in any election contest involving Myrexis. Martin Shkreli, the Managing Member of the General Partner of MSMB Healthcare LP, has also entered into a letter agreement with us, effective October 18, 2011, pursuant to which he has agreed to be bound by the terms and conditions of the agreement by and among us and MSMB Healthcare.

Set forth below are the names of the persons nominated as directors and directors whose terms do not expire this year, their ages, their offices in the Company, if any, their principal occupations or employment for the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold or have held directorships during the past five years.

Name	Age	Position with the Company
Gerald P. Belle (2)	65	Chairman of the Board of Directors
Jason M. Aryeh	43	Director
John T. Henderson, M.D. (1)(3)	67	Director
Dennis H. Langer, M.D., J.D. (1)(2)(3)	60	Director
Robert Forrester, LL.B. (1)(2)	48	Director
Timothy R. Franson, M.D. (3)	59	Director
Robert J. Lollini	58	President and Chief Executive Officer and Director

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating and Governance Committee.

In addition to the information presented below regarding each of our director’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he should serve as a director, we also believe that all of our directors have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to Myrexis and our Board.

Gerald P. Belle was appointed Chairman of the Myrexis Board of Directors on February 19, 2009. He was previously President and Chief Executive Officer, North American Pharmaceuticals, Aventis, Inc. from 2000 to 2004. Over his 35-year career with Aventis and its predecessor companies, Mr. Belle’s responsibilities included executive commercial and general management positions in the U.S., Asia, Europe/Middle East/Africa and Canada. Following his retirement from Aventis in November 2004, he was appointed Executive Chairman of Merial, Ltd., a global leader in animal health and a joint venture between Merck and sanofi-aventis. He retired from Merial, Ltd. in November 2007. Mr. Belle currently serves as the Chairman of the Board of Directors of PDI, Inc. and previously served as a director of Myriad Genetics, Inc. from November 2007 until November 2009. Mr. Belle received his B.S. in Business from Xavier University, and his M.B.A. from Northwestern University.

Our Board of Directors has concluded that Mr. Belle should continue to serve as a director of Myrexis, Inc. as of the date of this proxy statement, due to his knowledge and experience with respect to the biotechnology and pharmaceutical industries, including his background as a senior level executive of a large, global, publicly held pharmaceutical company, service on various boards and his management experience in global operations, international business, strategic planning and finance.

Jason M. Aryeh was appointed a member of the Myrexis Board of Directors on October 19, 2011. Mr. Aryeh is the founder and managing general partner of JALAA Equities, LP, a private hedge fund focused on the biotechnology and specialty pharmaceutical sector, and has served in such capacity since 1997. Mr. Aryeh also serves on the board of directors of Nabi Biopharmaceuticals and Ligand Pharmaceuticals Incorporated, both of which are public biotechnology companies, as well as CorMatrix Cardiovascular, a private medical device company, and the Cystic Fibrosis Foundation’s Therapeutics Board. Mr. Aryeh earned an A.B. in economics, with honors, from Colgate University, and is a member of the Omnicron Delta Epsilon Honor Society in economics.

Our Board of Directors has concluded that Mr. Aryeh should serve as a director of Myrexis, Inc. as of the date of this proxy statement, due to his capital markets experience, including his prior service as managing general partner of a hedge fund focused on the biotechnology and specialty pharmaceutical sector, his experience in the biotechnology industry, including his investor-side knowledge of the industry, as well as his experience serving on the boards of directors of publicly traded biotechnology companies.

John T. Henderson, M.D., was appointed a member of the Myrexis Board of Directors on February 19, 2009. Since December 2000, Dr. Henderson has served as a consultant to the pharmaceutical industry as President of FuturePharm LLC. Until his retirement in December 2000, Dr. Henderson was with Pfizer for over 25 years, most recently as a Vice President in the Pfizer Pharmaceuticals Group. Dr. Henderson previously held Vice President level positions with Pfizer in Research and Development in Europe and later in Japan. He was also Vice President, Medical for the Europe, U.S. and International Pharmaceuticals groups at Pfizer. Dr. Henderson earned his bachelor’s and medical degree from the University of Edinburgh and is a Fellow of the Royal College of Physicians (Ed.) and a Fellow of the Faculty of Pharmaceutical Medicine. Dr. Henderson has served as a director of Myriad Genetics, Inc. since May 2004 and Chairman of the Board of Directors since April 2005, and also serves on the Board of Directors of Cytokinetics, Inc.

Our Board of Directors has concluded that Dr. Henderson should continue to serve as a director of Myrexis, Inc. as of the date of this proxy statement, due to his experience and understanding of a broad range of global drug development and pharmaceutical industry issues, his senior management experience at a large, global, publicly held pharmaceutical company, his general knowledge and experience with respect to the biotechnology and pharmaceutical industries as well as his understanding of corporate governance as a Chairman and his service on various boards.

Dennis H. Langer, M.D., J.D., was appointed a member of the Myrexis Board of Directors on February 19, 2009. From August 2005 to May 2010, Dr. Langer served as Managing Partner of Phoenix IP Ventures, LLC. From January 2004 to July 2005, Dr. Langer served as President, North America for Dr. Reddy’s Laboratories, Inc. From September 1994 until January 2004, Dr. Langer held several high-level positions at GlaxoSmithKline, and its predecessor, SmithKline Beecham, including most recently as Senior Vice President, Project, Portfolio and Alliance Management, Senior Vice President, Product Development Strategy, and Senior Vice President, Healthcare Services R&D. From 1991 to 1994, Dr. Langer was President and CEO of Neose Pharmaceuticals, Inc. From 1983 to 1991, Dr. Langer held positions in clinical research and marketing at Eli Lilly, Abbott and Searle. He is also a Clinical Professor at the Department of Psychiatry, Georgetown University School of Medicine. Dr. Langer received a J.D. (cum laude) from Harvard Law School, an M.D. from Georgetown University School of Medicine, and a B.A. in Biology from Columbia University. Dr. Langer has served as a director of Myriad Genetics, Inc. since 2004, and served on the Board of Directors of Auxilium Pharmaceuticals, Inc. from 2007 until 2010, Pharmacopeia, Inc. from 2006 until 2008, Cytogen Corporation from 2005 until 2008, and Sirna Therapeutics, Inc. from 2005 until 2006.

Our Board of Directors has concluded that Dr. Langer should continue to serve as a director of Myrexis, Inc. as of the date of this proxy statement, due particularly to his broad leadership experience resulting from service on various boards and as a Chief Executive Officer, his extensive business and scientific expertise due to his background in the development and commercialization of pharmaceutical products in the United States and internationally, and his entrepreneurial experience in the creation and oversight of new life-sciences companies.

Robert Forrester, LL.B., joined the Myrexis Board of Directors on June 1, 2009. Mr. Forrester has served as Chief Operating Officer of Verastem, Inc. since March 2011. Prior to joining Verastem, Mr. Forrester served as Chief Operating Officer for Forma Therapeutics, Inc. from April 2010 to January 2011. From February 2004 to January 2010, Mr. Forrester served as Interim President and Chief Executive Officer, and Executive Vice President and Chief Financial Officer of CombinatoRx, Incorporated (now called Zalicus Inc.). Prior to joining CombinatoRx, Mr. Forrester served as Senior Vice President, Finance and Corporate Development at Coley Pharmaceutical Group from 2000 to September 2003. Mr. Forrester was a Managing Director of the proprietary investment group at MeesPierson, part of the Fortis Group, from 1994 to 2000. Prior to MeesPierson, Mr. Forrester worked for BZW, UBS and Clifford Chance LLP. Mr. Forrester holds a LL.B. from Bristol University. Mr. Forrester served as a director of CPEX Pharmaceuticals, Inc. from April 2010 until April 2011.

Our Board of Directors has concluded that Mr. Forrester should continue to serve as a director of Myrexis, Inc. as of the date of this proxy statement, due to his executive level management experience resulting from service on various boards of private and public biotechnology companies and as a senior executive officer at private and publicly held companies in the pharmaceutical and biotechnology industries, including experience in the development of corporate strategy, as well as his significant financial and investment banking expertise.

Timothy R. Franson, M.D., joined the Myrexis Board of Directors on September 10, 2009. Dr. Franson has served as Senior Vice President with B&D Consulting since December 2009 and served as Senior Advisor from August 2008 until December 2009. He also serves as President of the United States Pharmacopeial Convention (2010-2015) and previously served as a Director for Quadraspec, Inc., a small technology firm in West Lafayette, Indiana. Until his retirement in June 2008, Dr. Franson was with Eli Lilly and Company for over 20 years, most recently as Vice President of Global Regulatory Affairs and Drug Safety. Previous positions held at Lilly included Group Medical Director for Europe, Executive Director for North American Regulatory, Chemistry

Manufacturing Control, Planning & Global Operations and Vice President of Clinical Research and Regulatory Affairs-US. Dr. Franson has served as chair of the Clinical Steering Committee and as a member of the Regulatory Affairs Coordinating Committee of the Pharmaceutical Research and Manufacturers’ Association (PhRMA) and until recently, chaired PhRMAs FDA Committee Staff Work Group (2000-2008). He was co-chair of the joint FDA-industry working group addressing clinical aspects of the FDA Modernization Act of 1997, including the Prescription Drug User Fee Act (PDUFA) renewal; and from 2000-2003 he co-chaired the overall industry-FDA committees for PDUFA-3 renewal. Dr. Franson received his undergraduate degree in Pharmacy at Drake University and his M.D. degree at the University of Illinois. He is Board Certified in Internal Medicine and Infectious Diseases and prior to joining Lilly was Assistant Professor of Medicine at the Medical College of Wisconsin where he was a member of the Governor’s Task Force on AIDS. He was also an Assistant Professor of Medicine at Indiana University School of Medicine (1987-2008) and on the Board of Directors of the National Patient Safety Foundation (2001-2006).

Our Board of Directors has concluded that Dr. Franson should continue to serve as a director of Myrexis, Inc. as of the date of this proxy statement, due particularly to his knowledge and experience in policymaking and regulatory and compliance issues in the pharmaceutical industry in both the United States and internationally, as well as his extensive clinical and senior management experience at a large, global, publicly held pharmaceutical company.

Robert J. Lollini joined Myrexis, Inc. in February 2009 and was appointed Chief Financial Officer on February 17, 2009. On July 21, 2011, Mr. Lollini was appointed Interim President and Chief Executive Officer, and was appointed permanent President and Chief Executive Officer and as a member of our Board of Directors on September 6, 2011. In addition, Mr. Lollini served as Treasurer from February 17, 2009 until September 6, 2011, and as Secretary from May 25, 2011 until September 6, 2011. Prior to joining the Company, Mr. Lollini held several executive management positions with Iomed, Inc., an international drug delivery company, serving as President and Chief Executive Officer and a director from November 2002 to August 2007, Chief Operating Officer from October 2001 to November 2002 and as Executive Vice President, Finance, Chief Financial Officer and Secretary from January 1993 to October 2001. Between 1989 and 1992, Mr. Lollini worked for R.P. Scherer Corporation, also an international drug delivery company, as Vice President, Finance, Chief Financial Officer and Secretary, and between 1981 and 1988, as its Corporate Controller and Chief Accounting Officer and in various other management capacities. Between 1978 and 1981, Mr. Lollini was with the accounting firm of Arthur Andersen & Co. Mr. Lollini is a Certified Public Accountant and received a Bachelor of Arts degree in Accounting from Michigan State University and an MBA in Finance/Economics from the University of Detroit.

Our Board of Directors has concluded that Mr. Lollini should continue to serve as a director of Myrexis, Inc. as of the date of this proxy statement, because, having been with Myrexis since its transition to an independent public company, as well as in his previous professional experience, he has demonstrated outstanding management and leadership skills as well as the ability to make decisions effectively and to execute through appropriate action. In addition, Mr. Lollini has an extensive understanding and command of Myrexis’s business, a combination of strategic thinking and operational effectiveness, leadership skills, and a commitment to pursue the best interests of Myrexis’s shareholders as his highest priority.

Director Independence

Our Board of Directors has reviewed the materiality of any relationship that each of our directors has with Myrexis, either directly or indirectly. Based upon this review, our Board has determined that the following members of the Board are “independent directors” as defined by The NASDAQ Stock Market: Mr. Belle, Mr. Aryeh, Dr. Henderson, Dr. Langer, Mr. Forrester and Dr. Franson.

Committees of the Board of Directors and Meetings

Meeting Attendance. During the fiscal year ended June 30, 2011, which we refer to herein as fiscal 2011, there were seven meetings of our Board of Directors. No director attended fewer than 75% of the total number of meetings of the Board and of committees of the Board on which he served during fiscal 2011. The Board has adopted a policy under which each member of the Board is strongly encouraged to attend each annual meeting of our stockholders. All of our then serving directors attended our annual meeting of stockholders held in 2010.

Audit Committee. Our Audit Committee met four times during fiscal 2011. This committee currently has three members, Robert Forrester (Chairman), John Henderson and Dennis Langer. Our Audit Committee’s role and responsibilities are set forth in the Audit Committee’s written charter and include the authority to retain and terminate the services of our independent registered public accounting firm. In addition, the Audit Committee reviews annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits. Our Board of Directors has determined that all members of the Audit Committee satisfy the current independence standards promulgated by the SEC and by The NASDAQ Stock Market LLC, as such standards apply specifically to members of audit committees. The Board has determined that Mr. Forrester is an “audit committee financial expert,” as the Securities and Exchange Commission has defined that term in Item 407 of Regulation S-K. Please also see the report of the Audit Committee set forth elsewhere in this proxy statement.

A copy of the Audit Committee’s written charter is publicly available on the “Investors—Corporate Governance” section of our website at www.myrexis.com.

Compensation Committee. Our Compensation Committee met eight times during fiscal 2011. This committee currently has three members, Dennis Langer (Chairman), Gerald Belle and Robert Forrester. Our Compensation Committee’s role and responsibilities are set forth in the Compensation Committee’s written charter and include reviewing, approving and making recommendations regarding our compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the Board of Directors are carried out and that such policies, practices and procedures contribute to our success. The Compensation Committee is responsible for the determination of the compensation of our executive officers, and conducts its decision making process with respect to that issue without such officers present. Our Board of Directors has determined that all members of the Compensation Committee qualify as independent under the definition promulgated by The NASDAQ Stock Market LLC.

The Compensation Committee is charged with establishing a compensation policy for our executives and directors that is designed to attract and retain the best possible executive talent, to motivate them to achieve corporate objectives, and reward them for superior performance. Our Compensation Committee is also responsible for establishing and administering our executive compensation policies. The Compensation Committee meets to review and make decisions with regard to executive compensation matters. As part of its review of executive compensation matters, the Compensation Committee may delegate any of the powers given to it to a subcommittee of the Committee. The Compensation Committee is authorized to engage compensation consultants to assist it in the performance of its duties, and has engaged the services of Radford, An Aon Hewitt Consulting Company, as discussed in the Compensation Discussion and Analysis elsewhere in this proxy statement. Please also see the Compensation Discussion and Analysis and the report of the Compensation Committee set forth elsewhere in this proxy statement.

A copy of the Compensation Committee’s written charter is publicly available on the “Investors—Corporate Governance” section of our website at www.myrexis.com.

Nominating and Governance Committee. Our Nominating and Governance Committee met three times during fiscal 2011 and has three members, John Henderson (Chairman), Dennis Langer and Timothy Franson. Our Nominating and Governance Committee’s role and responsibilities are set forth in the Nominating and Governance Committee’s written charter and include identifying and nominating members of our Board of Directors, developing and recommending to our Board of Directors a set of corporate governance principles applicable to our company and overseeing the evaluation of the performance of our Board of Directors. The committee also oversees our policy on plurality voting for director elections, which is described in Proposal

No. 1—Election of Directors of this proxy statement. The Board of Directors has determined that all members of the Nominating and Governance Committee qualify as independent under the definition promulgated by The NASDAQ Stock Market LLC.

Under our current corporate governance policies, the Nominating and Governance Committee may consider candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. For all potential candidates, the Nominating and Governance Committee may consider all factors it deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of the industry in which we operate, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the Board, and the long-term interests of the stockholders. In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes to propose a candidate for consideration as a nominee by the Nominating and Governance Committee under our corporate governance policies, for future annual meetings; the Nominating and Governance Committee will consider only one recommended nominee from any stockholder or group of affiliated stockholders for each annual meeting, and such recommending stockholder or group must have held at least 5% of our common stock for at least one year. All stockholder recommendations for proposed director nominees must be in writing to the Nominating and Governance Committee, care of Myrexis’s Secretary at 305 Chipeta Way, Salt Lake City, Utah 84108, and must be received no later than 120 days prior to the first anniversary of the date of the proxy statement for the previous year’s annual meeting or, in certain circumstances, such as there was no previous annual meeting, a reasonable time in advance of the mailing of our proxy statement for such annual meeting. The recommendation must be accompanied by the following information concerning the recommending stockholder:

•	the name, address and telephone number of the recommending stockholder;

•	the number of shares of our common stock owned by the recommending stockholder and the time period for which such shares have been held;

•

if the recommending stockholder is not a stockholder of record, a statement from the record holder verifying the holdings of the recommending stockholder and a statement from the recommending stockholder of the length of time such shares have been held (alternatively the recommending stockholder may furnish a current Schedule 13D, Schedule 13G, Form 3, Form 4 or Form 5 filed with the SEC, together with a statement of the length of time that the shares have been held); and

•	a statement from the recommending stockholder as to a good faith intention to continue to hold such shares through the date of the next annual meeting.

The recommendation must also be accompanied by the following information concerning the proposed nominee:

•	the information required by Items 401, 403 and 404 of Regulation S-K under the Securities Act;

•

a description of all relationships between the proposed nominee and any stockholder of the Company, including the recommending stockholder, including any agreements or understandings regarding the nomination;

•	a description of all relationships between the proposed nominee and any of our competitors, customers, suppliers, labor unions or other persons with special interests regarding the Company; and

•	the contact information of the proposed nominee.

The recommending stockholder must also furnish a statement supporting a view that the proposed nominee possesses the minimum qualifications as set forth below for director nominees and describing the contributions that the proposed nominee would be expected to make to the Board and to the governance of Myrexis and must state whether, in its view, the proposed nominee, if elected, would represent all stockholders and not serve for the purpose of advancing or favoring any particular stockholder or other constituency of Myrexis. The recommendation must also be accompanied by the written consent of the proposed nominee (i) to be considered by the Nominating and Governance Committee and interviewed if the committee chooses to do so in its discretion, and (ii) if nominated and elected, to serve as a director.

For all potential candidates, the Nominating and Governance Committee may consider all factors it deems relevant, including the following threshold criteria:

•	candidates should possess the highest personal and professional standards of integrity and ethical values;

•	candidates must be committed to promoting and enhancing the long-term value of Myrexis for its stockholders;

•	candidates must be able to represent fairly and equally all stockholders without favoring or advancing any particular stockholder or other constituency of Myrexis;

•

candidates must have demonstrated achievement in one or more fields of business, professional, governmental, community, scientific or educational endeavor, and possess mature and objective business judgment and expertise;

•	candidates are expected to have sound judgment, derived from management or policy making experience that demonstrates an ability to function effectively in an oversight role;

•

candidates must have a general appreciation regarding major issues facing public companies of a size and operational scope similar to Myrexis, including, governance concerns, regulatory obligations, strategic business planning, competition and basic concepts of accounting and finance; and

•	candidates must have, and be prepared to devote, adequate time to the Board of Directors and its committees.

In addition, the Nominating and Governance Committee will also take into account the extent to which the candidate would fill a present need on the Board, including the extent to which a candidate meets the independence and experience standards promulgated by the SEC and by The NASDAQ Stock Market LLC.

The Board and Nominating and Governance Committee do not have a formal policy with respect to the consideration of diversity in identifying nominees for a director position. However, the Board and Nominating and Governance Committee strive to nominate individuals with a variety of diverse backgrounds, skills, qualifications, attributes and experience such that the Board, as a group, will possess the appropriate expertise, talent and skills to fulfill its oversight responsibilities with respect to the long-term interests of the stockholders.

A copy of the Nominating and Governance Committee’s written charter is publicly available on the “Investors—Corporate Governance” section of our website at www.myrexis.com.

Compensation Committee Interlocks and Insider Participation.

Our Compensation Committee has three members, Dennis Langer (Chairman), Gerald Belle and Robert Forrester. No member of our Compensation Committee has at any time been an employee of ours. None of our executive officers is a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Board Leadership Structure and Role in Risk Oversight

The Board does not have a policy regarding the separation of the roles of Chairman of the Board and Chief Executive Officer as the Board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board. However, at this time, and since the Company’s inception, the Board has determined that having an independent director serve as Chairman of the Board is in the best interests of the Company’s stockholders. Thus, the role of Chairman of the Board and Chief Executive Officer is separated. This structure facilitates a greater role for the independent directors in the oversight of the Company and active participation of the independent directors in setting agenda and establishing Board policies, priorities and procedures. This also allows the Chief Executive Officer to focus on the management of the Company’s day-to-day operations.

The Board has an active role, directly and through its committees, in the oversight of the Company’s risk management efforts. The Board carries out this oversight role through several levels of review. The Board regularly reviews and discusses with members of management information regarding the management of risks inherent in the operation of the Company’s business and the implementation of the Company’s strategic plan, including the Company’s risk mitigation efforts.

Each of the Board’s committees also oversees the management of the Company’s risks that are under each committee’s areas of responsibility. For example, the Audit Committee oversees management of accounting, auditing, external reporting, internal controls, and cash investment risks. The Nominating and Governance Committee oversees the Company’s compliance policies, Code of Conduct, conflicts of interests, director independence and corporate governance policies. The Compensation Committee oversees risks arising from compensation practices and policies. While each committee has specific responsibilities for oversight of risk, the Board is regularly informed by each committee about such risks. In this manner the Board is able to coordinate its risk oversight.

Stockholder Communications to the Board

Generally, stockholders who have questions or concerns should contact our Investor Relations department at 801-214-7800 or investor.relations@myrexis.com. However, any stockholders who wish to address questions regarding our business directly with the Board of Directors, or any individual director, must prepare the communication in written form and mail or hand deliver the same to the following address:

ATTN: SECURITY HOLDER COMMUNICATION

Board of Directors (Designate individual director, if applicable)

Myrexis, Inc.

305 Chipeta Way

Salt Lake City, UT 84108

Communications will be distributed to the Board, to the Nominating and Governance Committee, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Items that are deemed to be inappropriate or unrelated to the duties and responsibilities of the Board may be excluded, including but not limited to:

•

communications regarding individual grievances or other interests that are personal to the party submitting the communication and could not reasonably be construed to be of concern to security holders or other constituencies of Myrexis (such as employees, members of the communities in which we operate our businesses, customers and suppliers) generally;

•	communications that advocate engaging in illegal activities;

•	communications that, under community standards, contain offensive, scurrilous or abusive content; and

•	communications that have no rational relevance to the business or operations of Myrexis.

In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, provided that any communication that is filtered out will be made available to any outside director upon request.

Executive Officers

The following table sets forth certain information regarding our executive officers.

Name	Age	Position
Robert J. Lollini	58	President and Chief Executive Officer
Andrea Kendell	39	Chief Financial Officer, Treasurer and Secretary
Wayne Laslie	66	Chief Operating Officer

Robert J. Lollini - Please see Mr. Lollini’s biography above under “Management and Corporate Governance—The Board of Directors.”

Andrea Kendell joined Myrexis, Inc. in May 2009 as Corporate Controller and became Vice President, Finance and Human Resources in June 2010. On September 6, 2011, the Board appointed Ms. Kendell as Chief Financial Officer, Treasurer and Secretary. Prior to joining Myrexis, Ms. Kendell held senior management positions with Moog Medical Devices Group, formerly ZEVEX, Inc., a publicly traded international medical device manufacturing company serving as Corporate Controller from January 1997 to March 2007, and Group Financial Manager from March 2007 to May 2009. Ms. Kendell received a B.A. in Accounting and a M.A. in Accounting from Westminster College, Salt Lake City, Utah.

Wayne Laslie was appointed Chief Operating Officer of Myrexis, Inc. on February 19, 2009. Prior to this, Mr. Laslie was Chief Operating Officer of Myriad Genetics’ wholly-owned drug development subsidiary, Myriad Pharmaceuticals. Previously, beginning in 2003, Mr. Laslie was President and Chief Executive Officer of CapPharma Services, a global pharmaceutical marketing consulting firm that specialized in launching new products and the interim management of clients’ marketing programs in targeted therapeutic areas. From 1998 through 2003, Mr. Laslie served as Executive Vice President of Otsuka America Pharmaceuticals, Inc. In this role he oversaw Otsuka America’s commercial programs, including business development, and was responsible for the launch of the company’s novel cardiovascular and anti-psychotic products, Pletal® and Abilify®, respectively. During his career, Mr. Laslie has worked in various U.S. and international commercial positions with predecessor companies of Aventis Pharmaceuticals (for 15 years) and Pfizer (over six years). He received his B.S. degree in Biology from Georgia State University and earned his M.S. in Microbiology from the University of Georgia.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

We are a biotechnology company focused on the development of small-molecule compounds with novel chemical structures and distinct mechanisms of action. We have generated a strong pipeline of differentiated product candidates in oncology and autoimmune diseases. We are focused on maximizing the therapeutic and commercial value of these molecules by developing potential first-in-class and/or best-in-class treatment options for patients with unmet needs.

As a result of our separation and spin-off from our former parent company Myriad Genetics, Inc., we became an independent, publicly traded company on June 30, 2009, the last day of our 2009 fiscal year. Prior to our separation and as a wholly owned subsidiary of Myriad Genetics, all of our employees, including our executive officers, were compensated in accordance with the policies and practices of Myriad Genetics. Following our separation and spin-off from Myriad Genetics, we established the objectives of our compensation programs and implemented plans, policies, and practices to achieve these objectives. The combination of base salary, annual incentive and long-term incentives that we currently provide to our executive officers were designed to be competitive with those of comparable companies and to align executive performance with the long-term interests of our stockholders. Since our separation from Myriad Genetics, our Compensation Committee has been continuously engaged in reviewing and revising our executive compensation policies and practices in light of the changing economic environment, our evolution as an independent company, and corporate developments, while striving to achieve the following objectives:

•	attract and retain the best possible executive talent,

•	motivate our executive officers to enhance our growth,

•	reward executive officers for their contribution to our growth and increased shareholder value through the recognition of individual leadership, initiatives, achievements and other contributions, and

•	increase long-term shareholder value.

Our named executive officers for the fiscal year ended June 30, 2011 were:

•	Adrian N. Hobden, Ph.D., our former President and Chief Executive Officer.

•	Robert J. Lollini, our former Chief Financial Officer and our current President and Chief Executive Officer.

•	Wayne Laslie, our Chief Operating Officer.

•	Andrew Gibbs, J.D., our former Vice President, General Counsel.

This Compensation Discussion and Analysis discusses the compensation of our named executive officers for fiscal year 2011, our most recently completed fiscal year and our second year as an independent company.

In June 2010, we announced several strategic initiatives to focus our efforts on our oncology pipeline and to conserve our financial resources to extend our projected cash runway beyond fiscal 2013. In connection with these initiatives, the Board of Directors authorized a reduction in workforce affecting 21 employees. In light of the economic and market conditions, the restructuring of the Company, and the desire to preserve our cash resources, the Compensation Committee accepted the recommendation of our then serving President and Chief Executive Officer and recommended to the Board of Directors that no bonuses would be awarded to our named executive officers based on fiscal year 2010 achievements and that there would be no increase to the base salaries or target bonus awards of our named executive officers for fiscal year 2011, with the exception of a salary increase of $14,000 for Andrew Gibbs, our then serving Vice President, General Counsel.

In August 2010, the Compensation Committee recommended to the Board of Directors that the Company transition from its original policy of granting semi-annual equity awards, a policy that had been implemented based on Myriad Genetics’ practices, to granting annual equity awards as is the more customary practice. The size of the equity awards granted to our named executive officers on September 24, 2010 were generally set at about the 50th percentile range of aggregate value of awards for executives in similar positions and with similar responsibilities in comparable companies in our industry as represented in the compensation data we utilize and determined based on an assessment of performance during the prior fiscal year.

On March 29, 2011, we announced a corporate reorganization to focus resources on our current portfolio of clinical and preclinical drug candidates. The reorganization included an immediate reduction in our workforce by 57 employees or approximately 41%, including Mr. Gibbs, who received the payments and benefits contained in his Executive Severance and Change in Control Agreement with the Company. The reduction was primarily in our internal drug discovery group and related support functions. In addition, we stopped all contract research services activity.

In June 2011, the Compensation Committee reevaluated the base salaries of our then-employed named executive officers and recommended to the Board of Directors that there be no increases to the base salaries of our named executive officers for fiscal year 2012, with the exception of a 5% increase of the base salary of Robert J. Lollini, our Chief Financial Officer at that time, from $285,000 to $300,000. At the end of the fiscal year, the Compensation Committee also evaluated the performance of our then employed executive officers for the 2011 fiscal year for purposes of determining cash bonus awards. As further discussed below, the Compensation Committee recommended to the Board of Directors that Mr. Lollini be the only named executive officer to receive a bonus for 2011 fiscal year performance. Mr. Lollini was awarded a bonus of $49,875, representing 50% of his target bonus opportunity for fiscal year 2011. Annual equity awards for fiscal year 2011 performance have not yet been determined.

Following the end of our 2011 fiscal year, in July 2011, Adrian N. Hobden, Ph.D., resigned as our President and Chief Executive Officer. Robert J. Lollini, our then Chief Financial Officer was appointed our interim President and Chief Executive Officer, and our permanent President and Chief Executive Officer on September 6, 2011. Andrea Kendell, our Vice President, Finance and Human Resources, was appointed our Chief Financial Officer on September 6, 2011. In connection with Dr. Hobden’s resignation, we paid him approximately $401,250 in cash payments, and accelerated the vesting of his equity awards that would have vested through July 21, 2012, pursuant to a Separation Agreement with Dr. Hobden, as further described below under the heading “Executive Officer and Director Compensation—Potential Payments Upon Termination or Change in Control—July 21, 2011 Separation Agreement with Dr. Hobden.” In connection with the appointments of Mr. Lollini and Ms. Kendell, their compensation arrangements have been modified as discussed below under the heading “—Post-2011 Fiscal Year End Compensation Actions.”

Detailed Discussion and Analysis

Elements of Our Compensation Program

The compensation program for our executive officers currently consists principally of base salary, a cash bonus payable under our annual management performance program, and long-term compensation in the form of stock options and restricted stock unit awards. We believe that these elements strike an appropriate balance that incentivize and reward our executive officers for ongoing, short-term and long-term performance. An annual base salary provides the foundation of our compensation program and ensures that the executive officer is being paid ongoing compensation which allows us to attract and retain high-quality talent. The annual incentive bonus forms an important part of our compensation strategy by providing an incentive to reward short-term performance as measured by our performance and accomplishment of individual management business objectives, or MBOs. Stock option awards and restricted stock unit awards reward our executive officers for our long-term performance, and help to ensure that our executive officers have a stake in our long-term success by providing an incentive to improve our overall growth and value as measured by our stock price. This aligns the executive officer’s interests with stockholders’ long-term interests. In addition, to ensure our executive officers are motivated to stay with us during periods of uncertainty and to keep them focused on the Company’s interests, we have entered into Executive Severance and Change in Control Agreements with each of our executive officers to provide certain severance benefits upon termination.

Base Salary

We believe that the base salaries for our executive officers should generally be at about the 50th percentile range of salaries for executives in similar positions and with similar responsibilities in comparable companies in our industry as represented in the compensation data we utilize; however, when deemed appropriate we may set base salaries above the 50th percentile based on various factors, including the executive’s particular background, training and relevant work experience; the executive’s role and responsibilities and the compensation paid to similar persons in comparable companies represented in the compensation data that we utilize; the demand for individuals with the executive’s specific talents and expertise and our ability to attract and retain comparable talents; the performance goals and other expectations of the executive for the position; and the comparison to other executives within our company having similar skills and experience levels and responsibilities. An executive’s base salary is also evaluated together with other components of the executive’s compensation to ensure that the executive’s total compensation is in line with our overall compensation philosophy.

Annual Management Performance Program

Beginning in fiscal year 2010, our Compensation Committee implemented an annual management performance program for the purpose of establishing annual performance objectives for our executive officers to align their performance with the overall goals and objectives for the Company. This process has commenced in the fourth quarter of each fiscal year since the inception of this program with each executive officer meeting with our President and Chief Executive Officer to establish annual MBOs for the ensuing fiscal year. After review and discussion, our President and Chief Executive Officer presents the executive officer’s MBOs to the Compensation Committee for final approval. Similarly, our President and Chief Executive Officer meets with the Compensation Committee at the end of each fiscal year to establish his MBOs for the ensuing fiscal year which, after review and discussion, are finalized by the Compensation Committee. As part of its review and approval of the MBOs, the Compensation Committee assigns a weight to each MBO. At the end of the fiscal year, the program contemplates that each executive officer’s performance is reviewed, including an assessment by management and the Compensation Committee of the achievement of these MBOs, with the weights assigned to the MBOs relative to their achievement considered. The Compensation Committee, after further review and discussion with our President and Chief Executive Officer, then determines the annual bonus, if any, for the concluding fiscal year. In the case of our President and Chief Executive Officer, the Compensation Committee conducts its review and makes its determinations without any recommendations from our President and Chief Executive Officer, who is not present in any meetings of the Compensation Committee at which his compensation is being reviewed and discussed.

Annual bonus awards are determined for each executive officer based on (i) a target bonus award opportunity, (ii) the Company’s overall financial performance and financial condition, and (iii) the individual executive officer’s performance against the MBOs established for such executive officer, our financial performance in the areas of responsibility of the executive officer and other significant accomplishments and contributions of the executive officer.

Actual bonus award amounts are determined by and in the discretion of the Compensation Committee by multiplying the target bonus percentage for all executive officers by a factor of 0 to 1.2 based upon the Compensation Committee’s assessment of the Company’s overall financial performance and financial condition as of the end of the fiscal year. This adjusted target bonus percentage is then multiplied by a factor of 0 to 1.2 based upon the Compensation Committee’s assessment of the individual executive officers’ achievement of individual MBOs and other performance criteria as set forth above; provided however, that the adjusted target bonus percentage shall not exceed 130% of the initial target bonus award opportunity for any individual executive officer. The target bonus percentage, as adjusted, is then multiplied by the executive officer’s base salary. In addition, the Compensation Committee may further adjust the bonus amount if it determines there are any significant differences in the actual bonus to be paid to an executive officer compared to similar positions with the comparable companies in our industry as represented in the compensation data we utilize. Changes in the scope of responsibilities of the executive officer, or internal pay inequities could also result in adjustments to bonus amounts.

Stock Incentive Program

We believe that stock incentives directly link the amounts earned by executive officers with the amount of appreciation realized by our stockholders. Stock-based awards also serve as a critical retention incentive. Our stock awards are structured to encourage our executive officers to continue in our employ and motivate performance that supports the creation of stable long-term stockholder value. In determining the size of any option or other equity-based award, the Compensation Committee considers the individual’s position, past performance and potential, the desired retention incentive, and market practices and levels.

Equity Incentive Plan

Our 2009 Employee, Director and Consultant Equity Incentive Plan, or our 2009 Equity Plan, provides for the grant of incentive stock options, non-qualified stock options, restricted and unrestricted stock awards and other stock-based awards. The Compensation Committee grants equity awards primarily to reward performance but also to retain officers and provide incentives for future performance, as well as initial awards to new employees upon the commencement of employment. The amount and combination of equity grants, as well as the vesting period, is determined by the Compensation Committee with the goal of providing performance and retention incentives. The size of grants typically increases as the rank of the executive officer increases.

Other Benefits

Employee Stock Purchase Plan

Our 2009 Employee Stock Purchase Plan provides all of our eligible employees, including our executive officers, with an opportunity to purchase our common stock semi-annually at a purchase price equal to 85% of the reported last sale price of our common stock on either the first or last day of each offering period, whichever is less.

Other Compensation

We provide various benefit programs to all of our employees, including health and dental insurance, life and disability insurance, and a 401(k) plan where the Company makes matching contributions of 50% of each employee’s contribution with the employer’s contribution not to exceed 4% of the employee’s compensation. Additionally, we may provide other perquisites to new executive officers such as a signing bonus, relocation package or other related compensation as we determine on a case by case basis.

Termination Based Compensation

We recognize that, as is the case with many publicly held corporations, the possibility of termination or a change in control of the company exists and that such possibility, and the uncertainty and questions which it may raise among key personnel, may result in the departure or distraction of key personnel to our detriment and to the detriment of our stockholders. Therefore, in February 2010, we entered into Executive Severance and Change in Control Agreements with each of our then serving executive officers to reinforce and encourage the continued

employment and dedication of our executive officers without distraction from the possibility of termination or a change in control of the Company and related events and circumstances. We believe the terms of our Executive Severance and Change in Control Agreements are consistent with those maintained by others in our industry and therefore are important for attracting and retaining key employees who are critical to our long-term success. The potential benefits provided under the Executive Severance and Change in Control Agreements are in addition to the current compensation arrangements we have with our executive officers. The terms of these agreements are described in more detail in the section below entitled “Executive Officer and Director Compensation—Potential Payments Upon Termination or Change in Control.”

Formulating and Setting Executive Compensation and Role of Management

In accordance with the specific directives of our Compensation Committee as set forth in its charter, the Compensation Committee is responsible for formulating, evaluating, determining, and recommending that the Board of Directors approve, appropriate short- and long-term compensation and incentives, in the form of cash and equity, that are intended to motivate and reward the accomplishment of individual and corporate objectives and align executive officer compensation with creation of long-term shareholder value. The Compensation Committee also assists the full Board of Directors in establishing and administering appropriate incentive compensation and equity-based plans. To achieve these objectives, the Compensation Committee has adopted and implemented a compensation plan that bases a substantial portion of our executive officers’ compensation on our operational performance, including progress in our research, clinical and regulatory programs, and increase in shareholder value.

Members of management support the Compensation Committee, attend portions of its meetings upon request, and perform various administrative functions at its request. For fiscal year 2011, our then serving President and Chief Executive Officer provided input to the Compensation Committee on the effectiveness of our compensation program and made specific recommendations as to the base salary amounts, annual bonus amounts and equity grants for the executive officers, other than for himself. Except for our President and Chief Executive Officer, no executive officer was present when the Compensation Committee discussed and determined the salary and bonus amounts and equity compensation to be awarded to the executive officers. Our then serving President and Chief Executive Officer was excused from all meetings, and was not present, where matters pertaining to his compensation were discussed and determined by the Compensation Committee.

To assist in carrying out its responsibilities, the Compensation Committee utilizes publicly available compensation data and subscription compensation survey data for national and regional companies in the biotechnology and life science industry. Since December 2008, the Compensation Committee has retained Radford, An Aon Hewitt Consulting Company, for the purpose of reviewing the compensation of our executive officers. Radford has provided us with competitive market data on the compensation of executive officers at comparable companies within our industry and has provided the Compensation Committee analyses of, and recommendations for, cash and equity compensation for our executive officers. We believe that the information provided by Radford aids us in determining the compensation of our executive officers.

In fiscal year 2011, Radford reviewed our fiscal year 2010 peer group to determine its comparability to Myrexis based on our stage of development, employee headcount, market value, financial profile and business focus. The evaluation resulted in the removal of one company from the fiscal year 2010 peer group. Our fiscal year 2011 peer group consisted of the below listed companies. We refer to the data derived from this peer group herein as the Radford Report.

Affymax, Inc.	Immunomedics, Inc.
Alexza Pharmaceuticals, Inc.	Incyte Corporation
Amicus Therapeutics, Inc.	Infinity Pharmaceuticals, Inc.
Arena Pharmaceuticals, Inc.	Inspire Pharmaceuticals, Inc.
ARIAD Pharmaceuticals, Inc.	Maxygen, Inc.
ArQule, Inc.	Neurocrine Biosciences, Inc.
Array BioPharma Inc.	Pain Therapeutics, Inc.
Cytokinetics, Incorporated	Rigel Pharmaceuticals, Inc.
Dyax Corp.	Synta Pharmaceuticals Corp.
Geron Corporation	VIVUS, Inc.
ImmunoGen, Inc.	Vical Incorporated

For fiscal year 2011, Radford utilized the Radford Report for recommending equity compensation granted in fiscal year 2011.

In addition, Radford utilized its 2010 Global Life Sciences Survey focusing on public biotechnology and pharmaceutical companies with employee size between 50 and 250 employees for recommending equity compensation granted in fiscal year 2011.

Radford determined a “Market Composite” of equity compensation at the 25th, 50th and 75th percentiles for each of our executive officers. The Market Composite was determined by weighting the compensation data from the peer proxy statements by 50%, to the extent proxy data was available, and Radford’s 2010 Global Life Sciences Survey by 50%. Utilizing the data provided to us in the Radford Report, we analyzed, amongst other criteria, the Market Composite equity compensation (using the Black Scholes value of options, the number of option equivalents, and grant as a percent of company), for each executive officer at the 25th, 50th and 75th percentile range. We also analyzed our expected gross equity burn rate, issued equity overhang and total equity overhang at the 50th -75th percentile range as compared to the 22 companies reported in our peer group of companies from equity compensation information for this peer group from publicly available regulatory filings, including proxy statements.

Fiscal Year 2011 Compensation

Fiscal Year 2011 Base Salaries

In June 2010, the Compensation Committee accepted the recommendation of our then serving President and Chief Executive Officer that in light of current economic and market conditions, the restructuring of the Company in June 2010, and the desire to preserve the Company’s cash resources, there be no increase to the base salaries for our named executive officers for fiscal 2011, with the exception of increasing Mr. Gibbs’ base salary from $185,000 to $210,000, a 14% increase, as an equitable adjustment to bring his base salary more in line with base salaries of executive officers with similar responsibilities represented in our peer group, and in recognition of his promotion to General Counsel. The base salaries of our named executive officers for fiscal year 2010 and 2011 are set forth below.

	Fiscal Year 2010 Base Salary	Fiscal Year 2011 Base Salary
Adrian N. Hobden, Ph.D., Former President and Chief Executive Officer	$535,000	$535,000
Robert Lollini, Former Chief Financial Officer, Current President and Chief Executive Officer	$285,000	$285,000
Wayne Laslie, Chief Operating Officer	$380,000	$380,000
Andrew Gibbs, J.D., Former Vice President, General Counsel	$185,000	$210,000

Fiscal Year 2011 Annual Management Performance Program Bonuses

In fiscal year 2010, the Compensation Committee established target bonus award opportunities for each executive officer, based on a percentage of base salary, which remained the same for fiscal year 2011. These percentages were set at the market 50th percentile:

Target Bonus (% of Base Salary)
Adrian N. Hobden, Ph.D., Former President and Chief Executive Officer	50%
Robert Lollini, Former Chief Financial Officer, Current President and Chief Executive Officer	35%
Wayne Laslie, Chief Operating Officer	40%
Andrew Gibbs, J.D., Former Vice President and General Counsel	25%

The individual MBOs and their assigned weights for our named executive officers for fiscal year 2011 were as follows:

	MBOs	Weight
Adrian N. Hobden, Ph.D. Former President and Chief Executive Officer	• Complete clinical program objectives	25%
	• Achieve designated targets for stock performance	20%
	• Meet target goals for partnering collaborations or licensing opportunities	20%
	• File an IND on one pre-clinical candidate	15%
	• Manage Company financials to fiscal year 2011 budget	10%
	• Acquire analyst research coverage	10%

Robert J. Lollini Former Chief Financial Officer, Current President and Chief Executive Officer	• Increase Company’s market capitalization	20%
	• Meet target goals for partnering collaborations or licensing opportunities	20%
	• Ensure internal control over financial reporting with no significant deficiencies or material weaknesses	15%
	• Manage cash equivalents and marketable securities within Company guidelines	15%
	• Manage Company financials to fiscal year 2011 budget	15%
	• Acquire analyst research coverage	10%
	• Maintain the Company’s overall compensation expenses within target goals	5%
Wayne Laslie Chief Operating Officer	• Meet target goals for partnering collaborations or licensing opportunities	25%
	• Identify and evaluate in-licensing or acquisition opportunities	25%
	• Increase Company’s market capitalization	20%
	• Outlicense MPC-4326/HIV program	20%
	• Support the needs of the Clinical Development department in an effort to set up clinical trials or submit regulatory filings	10%
Andrew Gibbs, J.D. Former Vice President, General Counsel	• Meet target goals for partnering collaborations or licensing opportunities	20%
	• Increase Company’s market capitalization	20%
	• Manage potential litigations matters	20%
	• Manage intellectual property portfolio for pre-clinical and clinical program objectives	20%
	• Manage the compliance to Company policies or statutory regulations	15%
	• Manage Company legal expenses to fiscal year 2011 budget	5%

At the end of the fiscal year, the Compensation Committee evaluated the performance of our named executive officers employed at that time against their individual MBOs. The Compensation Committee determined that, although Dr. Hobden partially achieved his clinical program objectives and managed the Company’s financials to the fiscal year 2011 budget, Dr. Hobden would not receive a bonus for fiscal year 2011 performance because his more important objectives, in particular those relating to partnerships and stock performance, had not been achieved. The Compensation Committee also determined that, although Mr. Laslie fully achieved his objectives of identifying and evaluating in-licensing or acquisition opportunities and supporting the needs of the Clinical Development department, Mr. Laslie would not receive a bonus for fiscal year 2011 performance because his more important objectives, in particular those relating to partnerships and stock performance, had not been achieved. The Board of Directors accepted the recommendations of the Compensation Committee and did not award bonuses for fiscal year 2011 performance to Dr. Hobden or Mr. Laslie. With respect to Mr. Lollini, the Compensation Committee determined that Mr. Lollini fully achieved his objectives of ensuring internal control over financial reporting with no significant deficiencies or material weaknesses, managing cash equivalents and marketable securities within Company guidelines, managing Company financials to fiscal year 2011 budget, and maintaining the Company’s overall compensation expenses within target goals. Because Mr. Lollini achieved 50% of his MBOs, the Compensation Committee recommended, and the Board of Directors approved, awarding Mr. Lollini a bonus of $49,875, representing 50% achievement of Mr. Lollini’s target bonus opportunity for fiscal year 2011.

Because Mr. Gibbs’ employment with us ceased prior to the completion of the fiscal year, there was no assessment of the achievement of his MBOs.

Fiscal Year 2011 Equity Grants

In August 2010, the Compensation Committee recommended to the Board of Directors that the Company transition from its original policy of granting semi-annual equity awards, a policy that had been implemented based on Myriad Genetics’ practices, to an annual equity grant as is the more customary practice, and to more closely align the grant date with the completion of the prior fiscal year. In September 2010, the Board of Directors, upon the recommendation of the Compensation Committee, awarded annual stock option grants and restricted stock units to executive officers based on an assessment of performance for the prior fiscal year. The total number of these awards were representative of the combined totals of the option awards granted in September and February for the previous fiscal year. Awards were determined in the discretion of the Compensation Committee and generally set at about the 50th percentile range of aggregate value of awards for executives in similar positions and with similar responsibilities in comparable companies in our industry as represented in the Radford 2010 Global Life Sciences Survey. In determining the number of stock options or shares awarded, we take into consideration the total number of our outstanding shares of common stock, the relative dilution to shareholders, as well as our gross equity burn rate, issued equity overhang and total equity overhang. In order to maintain a gross equity burn rate within the range of the companies represented in our peer group, the Compensation Committee recommended, and the Board approved, awarding a combination of stock options and restricted stock units in September 2010. In determining individual equity awards, we assess the executive officer’s performance during the prior fiscal year, our financial performance during the prior fiscal year in the areas of responsibility of the executive officer, the Company’s overall financial performance and financial condition and other significant accomplishments and contributions of the executive officer. The stock options and restricted stock units granted to our named executive officers in fiscal year 2011 are further described below in the “2011 Fiscal Year Grants of Plan-Based Awards” table.

Fiscal Year 2011 Termination Based Compensation

In connection with our corporate reorganization in March 2011, the Board of Directors authorized a reduction in workforce, including one of our named executive officers, Andrew Gibbs, Vice President, General Counsel, who ceased employment with us effective March 29, 2011. Mr. Gibbs had an Executive Severance and Change in Control Agreement in place with us at the time of his termination, pursuant to which he received the payments provided for therein and further described in the tables and narrative disclosure below under the heading “Executive Officer and Director Compensation.”

Post-2011 Fiscal Year End Compensation Actions

Adrian N. Hobden, Ph.D., Former President and Chief Executive Officer

In connection with Dr. Hobden’s resignation effective July 21, 2011, we entered into a separation agreement with Dr. Hobden, pursuant to which he received the payments and benefits further detailed below under “Executive Officer and Director Compensation—Potential Payments Upon Termination or Change in Control—July 21, 2011 Separation Agreement with Dr. Hobden.”

Robert J. Lollini, Former Chief Financial Officer and Current President and Chief Executive Officer

In June 2011, the Compensation Committee recommended, and the Board of Directors approved, a 5% increase in Mr. Lollini’s base salary from $285,000 to $300,000. In addition to a salary increase, in June 2011, the Compensation Committee also recommended, and the Board of Directors approved, increasing Mr. Lollini’s target bonus award opportunity from 35% to 40% of his base salary.

In September 2011, in connection with Mr. Lollini’s appointment as President and Chief Executive Officer, we entered into an offer letter with Mr. Lollini, which provides for the following compensation arrangements for Mr. Lollini’s service as President and Chief Executive Officer:

•	Base Salary: Effective September 6, 2011, Mr. Lollini’s annual base salary is $395,000.

•	Payment for Service as Interim CEO: For his service as the Company’s interim President and Chief Executive Officer, Mr. Lollini received a $25,000 cash payment.

•	Annual Bonus: For fiscal year 2012 performance, Mr. Lollini will be eligible for an annual target bonus of 50% of his base salary.

•

Stock Options: A stock option to purchase up to 300,000 shares of common stock under our 2009 Equity Plan, which option was granted on September 22, 2011 and will vest over four years as to 25% of the shares on each anniversary of the date of grant, and has an exercise price of $2.75 per share, which is equal to the closing price of the common stock on the date of grant.

In addition, Mr. Lollini’s Executive Severance and Change in Control Agreement, dated February 1, 2010, was amended on September 9, 2011, pursuant to which the benefits Mr. Lollini is eligible to receive upon a termination by us that is not in connection with a Change in Control (other than for Cause, Disability or death) or by Mr. Lollini for Good Reason (as such capitalized terms are defined in the agreement), were amended, as described below under the heading “Executive Officer and Director Compensation—Potential Payments Upon Termination or Change in Control—September 9, 2011 Amendment of Mr. Lollini’s Severance and Change in Control Agreement.”

Andrea Kendell, Chief Financial Officer

In September 2011, in connection with Ms. Kendell’s appointment as Chief Financial Officer, we entered into an offer letter with Ms. Kendell, which provides for the following compensation arrangements for Ms. Kendell’s service as Chief Financial Officer:

•	Base Salary: Effective September 22, 2011, Ms. Kendell’s annual base salary is $255,000.

•	Annual Bonus: For fiscal year 2012 performance, Ms. Kendell will be eligible for an annual target bonus of 35% of her base salary.

•

Stock Options: On September 22, 2011, Ms. Kendell was granted a stock option to purchase up to 160,000 shares of common stock under our 2009 Equity Plan, which option will vest over four years as to 25% of the shares on each anniversary of the date of grant, and has an exercise price of $2.75 per share, which is equal to the closing price of the common stock on the date of grant.

•

Executive Severance and Change in Control Agreement: On September 22, 2011, the Company and Ms. Kendell entered into an Executive Severance and Change in Control Agreement, or the Severance Agreement. Under the terms of the Severance Agreement, if (1) a Change in Control (as defined in the Severance Agreement) occurs and within 12 months of the Change in Control the employment of Ms. Kendell is terminated by the Company (other than for Cause, Disability or death) or by Ms. Kendell for Good Reason (as such capitalized terms are defined in the Severance Agreement), or (2) Ms. Kendell’s employment is terminated by the Company (other than for Cause, Disability or death) or by Ms. Kendell for Good Reason not in connection with a Change in Control, then Ms. Kendell shall be entitled to the following:

•	payment in a lump sum amount of her base salary through the date of termination, and any accrued vacation pay to the extent not previously paid;

•	payment in a lump sum amount equal to one times her then current annual base salary;

•	payment in a lump sum amount equal to one times her then current fiscal year target bonus amount; and

•	continuation of health benefits for up to 12 months.

Receipt of the above severance payments is conditioned on Ms. Kendell executing and delivering a written general release of claims against the Company and its affiliates within 30 days of termination, and which includes Ms. Kendell’s reaffirmation of her continuing obligations under the assignment of inventions, non-disclosure, non-competition and non-solicitation provisions contained in her Employment Agreement with the Company, dated July 1, 2009. The Severance Agreement has the same term as the Executive Severance and Change in Control Agreements we have in place with our other executive officers, which are described below under the heading “Executive Officer and Director Compensation—Potential Payments Upon Termination or Change in Control.”

COMPENSATION COMMITTEE REPORT

The Compensation Committee of our Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, which appears elsewhere in this proxy statement, with our management. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our proxy statement and incorporated by reference in Myrexis’s Annual Report on Form 10-K for the year ended June 30, 2011.

MEMBERS OF THE MYREXIS, INC. COMPENSATION COMMITTEE:

Dennis H. Langer, M.D., J.D., Chairman

Gerald P. Belle

Robert Forrester

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table shows the total compensation paid or accrued during the fiscal years ended June 30, 2011, 2010 and 2009 to (1) our President and Chief Executive Officer, Adrian N. Hobden, who resigned on July 21, 2011, (2) our Chief Financial Officer, Robert J. Lollini, who is now our President and Chief Executive Officer, (3) our other executive officer serving as of June 30, 2011, who earned more than $100,000 during the fiscal year ended June 30, 2011, and (4) one former executive officer, Andrew Gibbs, former Vice President, General Counsel, who ceased employment with the Company on March 29, 2011. Fiscal year 2010 was our first year as an independent company, following the completion of our separation and spin-off from Myriad Genetics on June 30, 2009. Prior to our separation, the compensation of these executive officers was determined by Myriad Genetics. As a result, the data for fiscal years 2011 and 2010 in the following table reflects the compensation of these executive officers by us as an independent company, and the data for fiscal year 2009 reflects the compensation of these executive officers for services in all capacities to Myriad Genetics and its subsidiaries during fiscal year 2009.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	All Other Compensation ($)		Total ($)
Adrian N. Hobden, Ph.D. (3)	2011	535,552	507	160,835	317,850	9,875	(4)	1,024,619
Former President and Chief Executive Officer	2010	535,552	507	201,500	433,816	9,875		1,181,250
	2009	535,552	285,812	0	1,256,670	9,749		2,087,783

Robert J. Lollini (5)	2011	285,552	50,382	85,565	169,096	9,875	(4)	600,470
Former Chief Financial Officer and Current President and Chief Executive Officer	2010	285,552	507	84,630	411,119	9,012		790,820
	2009	105,988	0	0	0	3,356		109,344

Wayne Laslie	2011	380,552	524	96,500	190,710	9,875	(4)	678,161
Chief Operating Officer	2010	380,552	524	68,510	146,413	9,875		605,874
	2009	380,552	125,812	0	781,928	9,817		1,298,109

Andrew Gibbs (6)(7)	2011	165,568	512	46,320	91,541	231,112	(8)	535,053
Former Vice President, General Counsel	2010	183,134	549	36,270	97,822	7,400		325,175

(1)	The amount cited for fiscal year 2011 for Dr. Hobden, Mr. Laslie, and Mr. Gibbs represents a holiday cash bonus, and for Mr. Lollini represents a $49,875 cash bonus for performance in fiscal year 2011, which was paid in the following fiscal year, as well as a holiday cash bonus of $507. As discussed in the Compensation Discussion and Analysis, due to events that occurred in fiscal year 2011, the Compensation Committee determined that the only executive officer to receive a bonus for fiscal year 2011 performance was Mr. Lollini. Due to events that occurred in fiscal year 2010, the Compensation Committee determined to not award any bonuses for fiscal year 2010 performance to our executive officers. The amounts cited for fiscal year 2010 represent a holiday cash bonus. The amounts cited for fiscal year 2009 represent cash bonuses for performance in fiscal year 2008, which was paid in fiscal year 2009.
(2)	Represents the aggregate grant date fair value of stock awards and option awards, respectively, granted in each year presented calculated in accordance with FASB ASC Topic 718. Information regarding the assumptions used in the valuation of these awards can be found in the footnote to our financial statements entitled “Share-Based Compensation” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2011, filed with the SEC. See also our discussion of stock-based compensation under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Use of Estimates” in our Annual Report on Form 10-K.
(3)	Dr. Hobden resigned as the Company’s President and Chief Executive Officer effective July 21, 2011.

(4)	These amounts consist of (i) $6.28 per month of premiums paid by Myrexis with respect to term life insurance for the benefit of the executive officer and (ii) the balance of the amount shown for matching contributions made under the Myrexis 401(k) plan on behalf of each executive officer.
(5)	Mr. Lollini commenced employment with the Company as Chief Financial Officer on February 17, 2009. In connection with Dr. Hobden’s resignation, on July 21, 2011, Mr. Lollini was appointed interim President and Chief Executive Officer and permanent President and Chief Executive Officer on September 6, 2011.
(6)	Mr. Gibbs ceased employment with the Company on March 29, 2011.
(7)	Compensation data disclosed for only those years for which the individual was a named executive officer.
(8)	This amount consists of (i) $6.28 per month of premiums paid by Myrexis with respect to term life insurance for the benefit of Mr. Gibbs, (ii) $8,292 for matching contributions made under the Myrexis 401(k) plan on behalf of Mr. Gibbs, (iii) the following payments made to Mr. Gibbs in connection with his termination on March 29, 2011, and pursuant to the terms of his Executive Severance and Change in Control Agreement: (a) $8,655, representing COBRA benefits, (b) $41,137, representing a pro-rated portion of Mr. Gibbs’ 2011 fiscal year target bonus amount, (c) $7,200, representing accrued vacation as of the date of his termination, (d) $105,000, representing six months of Mr. Gibbs’ annual base salary on the date of his termination, and (e) $26,250, representing 50% of Mr. Gibbs’ 2011 fiscal year target bonus amount, and (iv) $34,521, representing 60 days of Mr. Gibbs’ base salary in lieu of notice of termination under the WARN Act.

2011 Fiscal Year Grants of Plan-Based Awards

The following table shows information regarding grants of equity awards that we made during the fiscal year ended June 30, 2011 to each of the executive officers named in the Summary Compensation Table.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards($)(1)
Adrian N. Hobden, Ph.D.	09/24/2010	41,667	(2)	—	—	160,835
Former President and Chief Executive Officer	09/24/2010	—		125,000	3.86	317,850

Robert J. Lollini	09/24/2010	22,167	(2)	—	—	85,565
Former Chief Financial Officer and Current President and Chief Executive Officer	09/24/2010	—		66,500	3.86	169,096

Wayne Laslie	09/24/2010	25,000	(2)	—	—	96,500
Chief Operating Officer	09/24/2010	—		75,000	3.86	190,710

Andrew Gibbs	09/24/2010	12,000	(2)	—	—	46,320
Former Vice President, General Counsel	09/24/2010	—		36,000	3.86	91,541

(1)	See our discussion in the footnote to our financial statements entitled “Share-Based Compensation” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2011, filed with the SEC for details as to the assumptions used to determine the grant date fair values of these awards. See also our discussion of stock-based compensation under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Use of Estimates” in our Annual Report on Form 10-K.
(2)	Represents a restricted stock unit award.

Narrative Disclosure to Summary Compensation Table and 2011 Fiscal Year Grants of Plan-Based Awards Table

Employment Agreements

We have a standard form of employment agreement with no defined term in place with our current named executive officers, Mr. Lollini and Mr. Laslie, and had such agreements in place with Dr. Hobden and Mr. Gibbs prior to their ceasing employment with the Company on July 21, 2011 and March 29, 2011, respectively. Pursuant to our agreements with Mr. Lollini and Mr. Laslie, either party may terminate employment at any time for any reason, with or without notice or cause. Each employment agreement also provides that the employee will not disclose confidential information of Myrexis during and after employment and will not compete with Myrexis nor solicit customers or employees during the term of employment and for one year thereafter.

In addition to our standard form of employment agreement with Mr. Lollini, we also entered into an offer letter of employment with Mr. Lollini on February 4, 2009, which set forth his initial annual base salary of $285,000, and his target bonus of 35% of his base salary. Mr. Lollini’s offer letter also provided that he would receive an initial option grant to purchase 100,000 shares of our common stock following the completion of our separation from Myriad Genetics, which was granted on July 1, 2009 and vests as to 25% of the shares on each anniversary of the date of grant. As described in the Compensation Discussion and Analysis under the heading “—Post-2011 Fiscal Year End Compensation Actions,” in June 2011, Mr. Lollini’s base salary for the 2012 fiscal year was increased to $300,000 and his target bonus opportunity was increased to 40% of his base salary. Thereafter, in connection with his appointment as President and Chief Executive Officer, we entered into a new offer letter of employment with Mr. Lollini on September 9, 2011, pursuant to which Mr. Lollini will be compensated for his service as our President and Chief Executive Officer, including a base salary of $395,000, and a target bonus award opportunity of 50% of his base salary.

2011 Equity Awards

On September 24, 2010, the Compensation Committee awarded annual stock option grants to our executive officers and other employees, which vest as to 25% of the shares on each anniversary of the date of grant, and awarded restricted stock units to our executive officers and other employees, which vest over a four-year period as to one quarter of the units on each anniversary of the date of grant.

All of the above described equity awards were granted under our 2009 Equity Plan, and all of the options granted have an exercise price per share equal to the fair market value of our common stock on the date of grant, which, in accordance with our 2009 Equity Plan, is the closing price of our common stock on the date of grant as reported by The NASDAQ Global Market.

2011 Bonus Awards

As discussed in the Compensation Discussion and Analysis, at the end of the 2011 fiscal year, the Compensation Committee evaluated the performance of our then employed named executive officers against their individual MBOs. The Compensation Committee determined that, although both Dr. Hobden and Mr. Laslie achieved certain of their objectives, neither Dr. Hobden nor Mr. Laslie would receive a bonus for fiscal year 2011 performance because their more important objectives had not been achieved. The Board of Directors accepted the recommendations of the Compensation Committee and did not award bonuses for fiscal year 2011 performance to Dr. Hobden or Mr. Laslie. With respect to Mr. Lollini, the Compensation Committee determined that Mr. Lollini fully achieved 50% of his objectives and thereby recommended, and the Board of Directors approved, awarding Mr. Lollini a bonus of $49,875, representing 50% achievement of Mr. Lollini’s target bonus opportunity for fiscal year 2011. Because Mr. Gibbs’ employment with us ceased prior to the completion of the fiscal year, there was no assessment of the achievement of his MBOs.

2011 Corporate Reorganization

In connection with our corporate reorganization in March 2011, the Board of Directors authorized a reduction in workforce, including one of our named executive officers, Andrew Gibbs, Vice President, General Counsel, who ceased employment with us effective March 29, 2011. In connection with his termination, Mr. Gibbs received the payments set forth and described in the Summary Compensation Table, including payments pursuant to the Executive Severance and Change in Control Agreement he had in place with us at the time of his termination.

Outstanding Equity Awards at 2011 Fiscal Year-End

Our separation and spin-off from Myriad Genetics on June 30, 2009 was effectuated by way of a pro rata dividend to Myriad Genetics stockholders of one share of our common stock for every four shares of Myriad Genetics common stock. In connection with the spin-off and pursuant to the terms of Myriad Genetics’ stock option plans, each outstanding Myriad Genetics stock option on the date of the separation was adjusted. Each adjusted Myriad Genetics stock option remains exercisable for the same number of shares of Myriad Genetics common stock as the original Myriad Genetics option, and for each Myriad Genetics option outstanding, a new Myrexis stock option, exercisable for one-fourth of the number of shares of our common stock as the original Myriad Genetics option was issued. The exercise price of each adjusted Myriad Genetics option and each new Myrexis stock option was determined in accordance with Section 409A and Section 422 of the Internal Revenue Code and preserved the intrinsic value of the pre-separation Myriad Genetics option.

The following table shows grants of stock options and grants of unvested stock awards outstanding on June 30, 2011, the last day of our fiscal year, held by each of the executive officers named in the Summary Compensation Table. All options with grant dates noted in the “Date of Grant” column prior to July 1, 2009 represent the Myrexis stock options that were granted on June 30, 2009 in connection with the separation as described above and the “Date of Grant” cited in the below table represents the date that the original Myriad Genetics options were granted as that is the date based on which the associated Myrexis stock options vest and terminate. All of these options were issued under our 2009 Equity Plan with the same terms as the original Myriad Genetics option, except that the vesting, if any, and expiration of both the Myriad Genetics and the new Myrexis options are based on the optionholder’s continuing employment with us following the separation.

		Option Awards						Stock Awards
Name	Date of Grant	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Adrian N. Hobden, Ph.D.	02/22/2002	15,000	(2)	0		1.96	02/22/2012	—		—
Former President and Chief Executive Officer (1)	08/16/2002	15,000	(2)	0		1.35	08/16/2012	—		—
	02/13/2003	9,374	(2)	0		0.59	02/13/2013	—		—
	09/09/2003	16,189	(2)	0		0.69	09/09/2013	—		—
	02/19/2004	15,000	(2)	0		0.93	02/19/2014	—		—
	09/08/2004	20,000	(2)	0		0.92	09/08/2014	—		—
	02/17/2005	22,500	(2)	0		1.22	02/17/2015	—		—
	09/14/2005	10,274	(3)	0		1.13	09/14/2015	—		—
	02/16/2006	13,951	(3)	0		1.34	02/16/2016	—		—
	09/06/2006	16,000	(3)	0		1.40	09/06/2016	—		—
	02/21/2007	17,000	(3)	0		1.89	02/21/2017	—		—
	09/26/2007	16,875		5,625	(3)	2.80	09/26/2017	—		—
	02/28/2008	20,625		6,875	(3)	2.06	02/28/2018	—		—
	09/10/2008	11,250		11,250	(3)	3.56	09/10/2018	—		—
	07/01/2009	—		—		—	—	16,667	(4)	59,668	(4)
	09/10/2009	20,000		60,000	(5)	4.63	09/10/2019	—		—
	02/18/2010	20,000		60,000	(5)	4.83	02/18/2020	—		—
	09/24/2010	—		—		—	—	41,667	(6)	149,168	(6)
	09/24/2010	0		125,000	(5)	3.86	09/24/2020	—		—

Robert J. Lollini	07/01/2009	—		—		—	—	7,000	(4)	25,060	(4)
Former Chief Financial Office and Current President and Chief Executive Officer	07/01/2009	25,000		75,000	(5)	4.03	07/01/2019	—		—
	09/10/2009	8,250		24,750	(5)	4.63	09/10/2019	—		—
	02/18/2010	8,250		24,750	(5)	4.83	02/18/2020	—		—
	09/24/2010	—		—		—	—	22,167	(6)	79,358	(6)
	09/24/2010	0		66,500	(5)	3.86	09/24/2020	—		—

Wayne Laslie	11/11/2004	5,936	(2)	0		1.07	11/11/2014	—		—
Chief Operating Officer	09/14/2005	5,205	(3)	0		1.13	09/14/2015	—		—
	02/16/2006	10,000	(3)	0		1.34	02/16/2016	—		—
	09/06/2006	14,000	(3)	0		1.40	09/06/2016	—		—
	02/21/2007	11,000	(3)	0		1.89	02/21/2017	—		—
	09/26/2007	9,375		3,125	(3)	2.80	09/26/2017	—		—
	02/28/2008	13,125		4,375	(3)	2.06	02/28/2018	—		—
	09/10/2008	7,00		7,000	(3)	3.56	09/10/2018	—		—
	07/01/2009	—		—		—	—	5,667	(4)	20,288	(4)
	09/10/2009	6,750		20,250	(5)	4.63	09/10/2019	—		—
	02/18/2010	6,750		20,250	(5)	4.83	02/18/2020	—		—
	09/24/2010	—		—		—	—	25,000	(6)	89,500	(6)
	09/24/2010	0		75,000	(5)	3.86	09/24/2020	—		—

Andrew Gibbs
Former Vice President, General Counsel (7)	—	—		—		—	—	—		—

(1)	The table presents Dr. Hobden’s stock options, option expiration dates, and unvested stock awards as of on June 30, 2011, the last day of our fiscal year. In connection with Dr. Hobden’s resignation on July 21, 2011, the Company entered into a Separation Agreement with Dr. Hobden pursuant to which, among other things, the vesting of Dr. Hobden’s stock options and restricted stock units that would have vested through July 21, 2012 was accelerated. All unvested options and unvested restricted stock units held by Dr. Hobden and not subject to accelerated vesting expired or were forfeited, as applicable, on July 21, 2011. All of Dr. Hobden’s vested stock options are exercisable following his resignation in accordance with their original terms.
(2)	Pursuant to the vesting schedule of the originally granted Myriad Genetics options, the options vested as to 25% of the shares per year following the date of grant of the original Myriad Genetics stock options, until April 14, 2005 when all remaining unvested shares vested.
(3)	Pursuant to the vesting schedule of the originally granted Myriad Genetics options, the options vested or continue to vest, as applicable, as to 25% of the shares per year following the date of grant of the original Myriad Genetics stock options.
(4)	Represents a restricted stock unit that vests as to one-third of the units on each of June 15, 2010, June 15, 2011, and June 15, 2012. The market value of the unvested restricted stock units was determined by multiplying the number of unvested units by $3.58, the closing price of our common stock on June 30, 2011, the last day of our 2011 fiscal year.
(5)	The options vest as to 25% of the shares on each anniversary of the date of grant.
(6)	Represents a restricted stock unit that vests as to one-quarter of the units on each anniversary of the date of grant. The market value of the unvested restricted stock units was determined by multiplying the number of unvested units by $3.58, the closing price of our common stock on June 30, 2011, the last day of our 2011 fiscal year.
(7)	Mr. Gibbs’ ceased employment with the Company on March 29, 2011. All unvested options and unvested restricted stock units held by Mr. Gibbs expired or were forfeited, as applicable, on March 29, 2011. All vested options held by Mr. Gibbs expired to the extent unexercised on June 29, 2011.

2011 Fiscal Year Option Exercises and Stock Vested

The following table shows information regarding the vesting of stock awards held by each executive officer named in the Summary Compensation Table during the fiscal year ended June 30, 2011. There were no exercises of options to purchase our common stock by the executive officers named in the Summary Compensation Table during the fiscal year ended June 30, 2011.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Adrian N. Hobden, Ph.D.	16,667	59,835
Former President and Chief Executive Officer

Robert J. Lollini	7,000	25,130
Former Chief Financial Officer and Current President and Chief Executive Officer

Wayne Laslie	5,667	20,345
Chief Operating Officer

Andrew Gibbs	—	—
Former Vice President, General Counsel

(1)	Represents the vesting of restricted stock units on June 15, 2011. The value realized is calculated by multiplying the number of units that vested by $3.59, the closing price of our common stock on June 15, 2011.

Pension Benefits

We do not have any qualified or non-qualified defined benefit plans.

Nonqualified Deferred Compensation

We do not have any nonqualified defined contribution plans or other deferred compensation plan.

Potential Payments Upon Termination or Change in Control

On February 1, 2010, we entered into Executive Severance and Change in Control Agreements (the “Severance and Change in Control Agreements”) with each of our then serving executive officers, including all of our named executive officers, the terms of which are described below. In connection with Mr. Gibbs’ termination on March 29, 2011, and as further described below, Mr. Gibbs received the payments and benefits provided under his Severance and Change in Control Agreement and our agreement with him was terminated. In connection with Dr. Hobden’s resignation on July 21, 2011, and as further described below, we entered into a Separation Agreement with Dr. Hobden on July 21, 2011, pursuant to which he received the payments and benefits set forth therein and received no payments or benefits under his Severance and Change in Control Agreement, which agreement was terminated upon his resignation.

Executive Severance and Change in Control Agreements in Effect on June 30, 2011

Termination in Connection with a Change in Control

Under the terms of the Severance and Change in Control Agreements, if a Change in Control (as defined in the Severance and Change in Control Agreements and set forth below) occurs and within 12 months of the Change in Control the employment of the executive officer is terminated by the Company (other than for Cause, Disability (as such terms are defined in the Severance and Change in Control Agreements and set forth below) or death) or by the executive officer for Good Reason (as defined in the Severance and Change in Control Agreements and set forth below), then the executive officer shall be entitled to the following: (i) payment in a lump sum amount of the executive officer’s base salary through the date of termination, a pro rata portion of the executive officer’s then current fiscal year target bonus amount, and any accrued vacation pay to the extent not previously paid (collectively, the “Accrued Obligations”); (ii) payment in a lump sum amount equal to, in the case of our former President and Chief Executive Officer, whose agreement was terminated upon his resignation on July 21, 2011, two times his then current annual base salary, and for the other executive officers, one times his or her then current annual base salary; (iii) payment in a lump sum amount equal to, in the case of our former President and Chief Executive Officer, whose agreement was terminated upon his resignation on July 21, 2011, two times his then current fiscal year target bonus amount, and for the other executive officers, one times his or her then current fiscal year target bonus amount; and (iv) continuation of health benefits for, in the case of our former President and Chief Executive Officer, whose agreement was terminated upon his resignation on July 21, 2011, up to 24 months, and for the other executive officers, up to 12 months.

Termination Not in Connection with a Change in Control

If the executive officer’s employment is terminated by the Company (other than for Cause, Disability or death) or by the executive officer for Good Reason, then the executive officer shall be entitled to the following: (i) payment in a lump sum of the Accrued Obligations; (ii) payment in a lump sum amount equal to, in the case of our former President and Chief Executive Officer, whose agreement was terminated upon his resignation on July 21, 2011, one times his then current annual base salary, and for the other executive officers, six months of his or her then current annual base salary; (iii) payment in a lump sum amount equal to, in the case of our former President and Chief Executive Officer, whose agreement was terminated upon his resignation on July 21, 2011, one times his then current fiscal year target bonus amount, and for the other executive officers, 50% of his or her then current fiscal year target bonus amount; and (iv) continuation of health benefits for, in the case of our former President and Chief Executive Officer, whose agreement was terminated upon his resignation on July 21, 2011, up to 12 months, and for the other executive officers, up to 6 months.

In addition, if an executive officer terminates his or her employment without Good Reason or upon death or Disability, in addition to his or her base salary, the executive officer shall receive in a lump sum a pro rata portion of the executive officer’s then current fiscal year target bonus amount.

Receipt of severance payments under these agreements is conditioned on the executive officer executing and delivering a written general release of claims against the Company and its affiliates within 30 days of termination, and which includes the executive officer’s reaffirmation of his continuing obligations under the assignment of inventions, non-disclosure, non-competition and non-solicitation provisions contained in his employment agreement with the Company.

Term

The Severance and Change in Control Agreements have a term (the “Term”) that continues in effect until December 31, 2015 and thereafter for one year terms unless the Company provides notice of non-renewal at least 90 days prior to the end of the expiration of the term then in effect. The rights and obligations under each Severance and Change in Control Agreement will expire on the earlier of (i) the expiration of the Term, (ii) the date that is 12 months after a Change in Control, if the executive is still employed by the Company as of such later date, or (iii) the fulfillment by the Company of all of its obligations under the Severance and Change in Control Agreement.

Defined Terms

As defined in the Severance and Change in Control Agreements:

“Cause” means the executive’s willful and continued failure to substantially perform his or her reasonable assigned duties (other than any such failure resulting from incapacity due to physical or mental illness or any failure after the executive gives notice of termination for Good Reason), which failure is not cured within 30 days after a written demand for substantial performance is received by the executive from the Board of Directors of the Company which specifically identifies the manner in which the Board of Directors believes the executive has not substantially performed the executive’s duties; or the executive’s willful engagement in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.

A “Change in Control” means the occurrence of any of the following events: (1) Ownership. Any “Person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the “Beneficial Owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities (excluding for this purpose any such voting securities held by the Company or its affiliates or by any employee benefit plan of the Company) pursuant to a transaction or a series of related transactions which the Board of Directors does not approve; or (2) Merger/Sale of Assets. (A) A merger or consolidation of the Company whether or not approved by the Board of Directors, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the parent of such corporation) more than 50% of the total voting power represented by the voting securities of the Company or such surviving entity or parent of such corporation, as the case may be, outstanding immediately after such merger or consolidation; or (B) the sale or disposition by the Company of all or substantially all of the Company’s assets in a transaction requiring stockholder approval.

“Disability” means the executive’s absence from the full-time performance of the executive’s duties with the Company for 180 consecutive calendar days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the executive or the executive’s legal representative.

“Good Reason” means the occurrence, without the executive’s written consent, of any of the following events or circumstances: (a) a material and continuing diminution of the executive’s position, duties, authority or responsibilities in the operation and management of the Company as compared to such position, duties, authority or responsibilities on the effective date of the Severance and Change in Control Agreement; (b) a material reduction in the executive’s then current annual base salary; (c) a change by the Company in the location at which the executive performs his or her principal duties for the Company to a new location that is more than 50 miles from the location at which the executive performs his or her principal duties for the Company on the effective date of the Severance and Change in Control Agreement; (d) the failure of the Company to obtain the agreement from any successor to the Company to assume and agree to perform the Severance and Change in Control Agreement; or (e) any failure of the Company to pay or provide to the executive any portion of the executive’s compensation or any Company-paid health, disability, accident and/or life insurance plans or programs due within seven days of the date such compensation or benefits are due, or any material breach by the Company of the Severance and Change in Control Agreement or any employment agreement with the executive.

Change in Control Arrangements with Respect to Myrexis Stock Options Issued in Connection with Separation from Myriad Genetics

In connection with our separation and spin-off from Myriad Genetics and pursuant to the terms of Myriad Genetics’ stock option plans, each Myriad Genetics stock option outstanding on the date of the separation was adjusted. Each adjusted Myriad Genetics stock option remains exercisable for the same number of shares of Myriad Genetics common stock as the original Myriad Genetics option, and for each Myriad Genetics option outstanding, a new Myrexis stock option, exercisable for one-fourth of the number of shares of our common stock as the original Myriad Genetics option was issued. The vesting, if any, of Myriad Genetics options that were outstanding at the time of the separation will accelerate by their terms upon the occurrence of a change in control of Myriad Genetics, and the vesting, if any, of the new Myrexis options that were issued in connection with the adjustment of the outstanding Myriad Genetics options will accelerate upon the occurrence of a change in control of Myrexis.

A “Change of Control” of Myrexis that will trigger the above described acceleration is defined as: (i) Any “Person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the “Beneficial Owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities (excluding for this purpose the Company or its Affiliates or any employee benefit plan of the Company) pursuant to a transaction or a series of related transactions which the Board of Directors does not approve; or (ii) A merger or consolidation of the Company whether or not approved by the Board of Directors, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the parent of such corporation) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity or parent of such corporation outstanding immediately after such merger or consolidation, or the stockholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

Potential Payments Upon a June 30, 2011 Termination

The following table summarizes the potential payments and benefits to each of our named executive officers who were employed with us as of June 30, 2011, assuming the occurrence of the different triggers described above as of the close of business on June 30, 2011, the last business day of our most recently completed fiscal year.

Name	Payments and Benefits	Termination Without Cause or For Good Reason in Connection with a Change in Control	Termination Without Cause or For Good Reason Not in Connection with a Change in Control	Termination by Executive Without Good Reason or Upon Death or Disability	Change in Control
Adrian N. Hobden, Ph.D. (1)	Base Salary	$1,070,000	$535,000	—	—
Former President and Chief Executive Officer	Annual Bonus	$802,500	$535,000	$267,500	—
	COBRA Benefits	$19,260	$9,630	—	—
	Stock Option Acceleration	—	—	—	$10,675	(2)
	Total:	$1,891,760	$1,079,630	$267,500	$10,675

Robert J. Lollini	Base Salary	$285,000	$142,500	—	—
Former Chief Financial Officer and Current President and Chief Executive Officer	Annual Bonus	$199,500	$149,625	$99,750	—
	COBRA Benefits	$13,797	$6,898	—	—
	Stock Option Acceleration	—	—	—	0
	Total:	$498,297	$299,023	$99,750	$0

Wayne Laslie	Base Salary	$380,000	$190,000	—	—
Chief Operating Officer	Annual Bonus	$304,000	$228,000	$152,000	—
	COBRA Benefits	$9,630	$4,815	—	—
	Stock Option Acceleration	—	—	—	$9,228	(2)
	Total:	$693,630	$422,815	$152,000	$9,228

(1)	Dr. Hobden resigned effective July 21, 2011 and received the payments and benefits discussed below under “—July 21, 2011 Separation Agreement with Dr. Hobden.”
(2)	The value of the stock option acceleration was calculated by multiplying the number of unvested in-the-money option shares issued in connection with the adjustment of the Myriad Genetics stock options in connection with our separation as of June 30, 2011 by the spread between the closing price of our common stock as of June 30, 2011, which was $3.58 per share, and the exercise price of such unvested options.

March 29, 2011 Termination of Named Executive Officer in Connection with Reduction in Force

In connection with a corporate reorganization that we announced in March 2011, the Board of Directors authorized a reduction in workforce, including one of our named executive officers, Andrew Gibbs, Vice President, General Counsel, who ceased employment with us effective March 29, 2011. Pursuant to the terms of his Executive Severance and Change in Control Agreement, Mr. Gibbs received the following in connection with his termination: (a) $8,655, representing COBRA benefits, (b) $41,137, representing a pro-rated portion of Mr. Gibbs’ 2011 fiscal year target bonus amount, (c) $7,200, representing accrued vacation as of the date of his termination, (d) $105,000, representing six months of Mr. Gibbs’ annual base salary on the date of his termination, and (e) $26,250, representing 50% of Mr. Gibbs’ 2011 fiscal year target bonus amount. In addition, Mr. Gibbs was paid $34,521, representing 60 days of his base salary in lieu of notice of termination under the WARN Act. Mr. Gibbs executed a general release of claims against us and reaffirmed his continuing obligations under the assignment of inventions, non-disclosure, non-competition and non-solicitation provisions contained in his employment agreements with us.

July 21, 2011 Separation Agreement with Dr. Hobden

In connection with Dr. Hobden’s resignation, we entered into a Separation Agreement with Dr. Hobden on July 21, 2011. Pursuant to the terms and conditions of the Separation Agreement, Dr. Hobden received (a) a lump-sum payment of $267,500, less all applicable deductions, representing six months of Dr. Hobden’s gross monthly base salary, (b) a lump-sum payment of $133,750, less all applicable deductions, representing 50% of Dr. Hobden’s target bonus for the current fiscal year, (c) payment by us of our portion of the COBRA premiums for the continuation of Dr. Hobden’s health benefits for six months, and (d) accelerated vesting of Dr. Hobden’s stock options and restricted stock units that would have vested through July 21, 2012. In exchange for the foregoing, Dr. Hobden agreed to assist us with an orderly transition for a three month period following July 21, 2011, during which he has agreed to be available to provide consulting services to us for up to 10 hours per week. In addition, the Separation Agreement contains Dr. Hobden’s release of claims against us, and Dr. Hobden’s agreement that the non-disclosure, intellectual property assignment, non-competition and non-solicitation provisions set forth in his employment agreement with us, dated July 1, 2009, will continue to apply in accordance with their terms.

September 9, 2011 Amendment of Mr. Lollini’s Severance and Change in Control Agreement

In connection with Mr. Lollini’s appointment as President and Chief Executive Officer, we entered into an amendment to Mr. Lollini’s Executive Severance and Change in Control Agreement on September 9, 2011, pursuant to which the benefits Mr. Lollini is eligible to receive upon a termination by the Company that is not in connection with a Change in Control (other than for Cause, Disability or death) or by Mr. Lollini for Good Reason (as such capitalized terms are defined in the agreement), were amended as follows:

•	Payment in a lump sum amount equal to one times his then current annual base salary (increased from six months of base salary);

•	payment in a lump sum amount equal to one times his then current fiscal year target bonus amount (increased from 50%); and

•	continuation of health benefits for up to 12 months (increased from six months).

In the event of the above-described termination, Mr. Lollini is also entitled to payment in a lump sum amount of his base salary through the date of termination, a pro rata portion of his then current fiscal year target bonus amount, and any accrued vacation pay to the extent not previously paid, in accordance with the original terms of his agreement.

Director Compensation

The following table shows the total compensation paid or accrued during the fiscal year ended June 30, 2011 to each of our non-employee directors.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Gerald P. Belle	100,000	39,665	139,665
Jason M. Aryeh (2)	—	—	—
Robert Forrester	68,000	39,665	107,665
John T. Henderson, M.D.	56,000	39,665	95,665
Dennis H. Langer, M.D., J.D.	71,000	39,665	110,665
Timothy R. Franson, M.D.	42,000	39,665	81,665

(1)

Represents the aggregate grant date fair value of option awards granted in fiscal year 2011 calculated in accordance with FASB ASC Topic 718. Information regarding the assumptions used in the valuation of these awards can be found in the footnote to our financial statements entitled “Share-Based Compensation”

in our Annual Report on Form 10-K for the fiscal year ended June 30, 2011, filed with the SEC. See also our discussion of stock-based compensation under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Use of Estimates” in our Annual Report on Form 10-K. In accordance with our Director Compensation Policy described below, on November 11, 2010, the date of our 2010 annual meeting of stockholders, each of our non-employee directors was granted an option to purchase 16,250 shares of common stock, the grant date fair value of which was $39,665. The following table shows the total number of outstanding and vested stock options held by our non-employee directors as of June 30, 2011:

Name	Options Outstanding (#)	Vested Options (#)
Gerald P. Belle	56,250	40,000
Jason M. Aryeh	—	—
Robert Forrester	41,250	25,000
John T. Henderson, M.D.	81,250	65,000
Dennis H. Langer, M.D., J.D.	58,750	42,500
Timothy R. Franson, M.D.	41,250	25,000

(2)	Mr. Aryeh was appointed to our Board of Directors on October 19, 2011. Pursuant to the terms of our Director Compensation Policy, upon his appointment to the Board he was granted a non-qualified option to purchase 25,000 shares of common stock at an exercise price of $2.74 per share, the closing price of our common stock on the date of grant. This option will vest in full on October 19, 2012.

Myrexis Director Compensation Policy

Our non-employee directors are compensated as follows.

Annual Retainer

Our non-employee directors are compensated on a role-based model and are paid cash fees based on the following annual retainers (25% paid following each quarter of service):

All members	$35,000 base retainer
Chairman of the Board	$50,000 additional retainer
Chairman of the Audit Committee	$18,000 additional retainer
Chairman of the Compensation Committee	$14,000 additional retainer
Chairman of the Nominating and Governance Committee	$10,000 additional retainer
Members of the Audit Committee	$9,000 additional retainer
Members of the Compensation Committee	$7,000 additional retainer
Members of the Nominating and Governance Committee	$5,000 additional retainer

Attendance

In addition to the annual retainer amounts, we pay each non-employee director a per meeting cash fee of $2,000 for in-person attendance and $1,000 for telephonic attendance at any Board meetings in excess of five meetings per fiscal year. We also pay each non-employee director a per meeting cash fee of $2,000 for in-person attendance and $1,000 for telephonic attendance at committee meetings in excess of five Audit Committee meetings, four Compensation Committee meetings, and three Nominating and Governance Committee meetings, per fiscal year. All directors are also reimbursed for their out-of pocket expenses incurred in attending meetings.

In addition to the compensation described above, members of the Board’s Strategy Review Committee, comprised of Gerald P. Belle, Dennis Langer, Robert Forrester, and Jason Aryeh, are paid a per meeting cash fee of $1,000 for in-person attendance or participation in committee meetings.

Stock Option Awards

Our non-employee directors are entitled to receive options to purchase our common stock under our 2009 Equity Plan. Each year on the date of our annual meeting of stockholders, each non-employee director, other than new non-employee directors appointed within six months of the annual meeting, will automatically be granted a non-qualified option to purchase 16,250 shares of common stock at an exercise price equal to the closing price of our common stock on the date of grant. In addition, upon initial election to the Board each new non-employee director is granted a non-qualified option to purchase 25,000 shares of common stock at an exercise price equal to the closing price of our common stock on the date of grant. Options granted to our non-employee directors will vest in full on the first anniversary of the date of grant, assuming continued membership on the Board. Options granted to our non-employee directors will be exercisable after the termination of the director’s service on the Board to the extent exercisable on the date of such termination for the remainder of the life of the option. All options granted to our non-employee directors will become fully exercisable upon a change in control or upon the death of the director.

In addition to the compensation described above, in September 2011, Mr. Belle was paid $25,000 for his services and assistance in connection with Dr. Hobden’s departure and the subsequent management transition.

Risks Related to Compensation Practices and Policies

The Compensation Committee maintains a pay-for-performance compensation philosophy, but also recognizes that providing certain types of compensation incentives may inadvertently motivate individuals to act in ways that could be detrimental to the organization as a whole in order to maximize personal compensation. To minimize such risk, the Compensation Committee reviews at least annually the overall structure and individual components of our compensation program. The Compensation Committee also performs an annual evaluation to ensure that salary levels, equity awards and other elements of compensation are benchmarked against appropriate standards and that incentives provided for achievement of target goals are balanced between short-term rewards and longer-term enhancement of shareholder value. Based on its review, the Compensation Committee has concluded that any risks created by our compensation policies and procedures are not reasonably likely to have a material adverse effect on our Company or business.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain aggregate information with respect to all of the Company’s equity compensation plans in effect as of June 30, 2011.

	(a)		(b)		(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	3,424,585	(2)	$3.42	(3)	2,757,462	(4)
Equity compensation plans not approved by security holders	—		—		—
Total	3,424,585	(2)	$3.42	(3)	2,757,462	(4)

(1)	These plans consist of our 2009 Employee, Director and Consultant Equity Incentive Plan (the “2009 Equity Incentive Plan”) and our 2009 Employee Stock Purchase Plan (the “2009 ESPP”).
(2)	Includes 3,248,984 shares of common stock to be issued upon the exercise of outstanding stock options under the 2009 Equity Incentive Plan, and 175,601 shares of common stock to be issued upon the vesting of restricted stock units granted under the 2009 Equity Incentive Plan.
(3)	Weighted-average exercise price relates to outstanding stock options. Restricted stock units are deemed to have an exercise price of zero.
(4)	Represents shares of common stock available for future issuance under the 2009 Equity Incentive Plan and the 2009 ESPP as of June 30, 2011. The 2009 Equity Incentive Plan contains an “evergreen provision” which allows for an annual increase in the number of shares available for issuance under the plan on the first day of each of our fiscal years during the period beginning in fiscal year 2011 and ending on the second day of fiscal year 2019. The annual increase in the number of shares shall be equal to the lesser of (i) 2,400,000 shares; (ii) 5% of our outstanding shares on the first day of the fiscal year; and (iii) an amount determined by our Board of Directors. The amount set forth in the table above does not include the 1,302,569 shares available for issuance under the 2009 Equity Incentive Plan that were added pursuant to this evergreen provision on July 1, 2011. The 2009 ESPP also contains an evergreen provision which allows for an increase in the number of shares available for issuance under the plan on the first day of each fiscal year beginning with fiscal year 2011. The increase in the number of shares shall be equal to the lesser of (i) 500,000 shares; (ii) 2% of the shares of our common stock outstanding on the last day of the immediately preceding fiscal year; and (iii) an amount determined by our Board of Directors. The amount set forth in the table above does not include the 500,000 shares available for issuance under the 2009 ESPP that were added pursuant to this evergreen provision on July 1, 2011.

REPORT OF AUDIT COMMITTEE

The Audit Committee of the Board of Directors, which consists entirely of directors who meet the independence and experience requirements of The NASDAQ Stock Market LLC, has furnished the following report:

The Audit Committee assists the Board in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee’s role and responsibilities are set forth in our charter adopted by the Board, which is available on the “Investors—Corporate Governance” section of our website at www.myrexis.com. The committee reviews and reassesses its charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of our independent registered public accounting firm. In fulfilling its responsibilities for the financial statements for the fiscal year ended June 30, 2011, the Audit Committee took the following actions:

•	Reviewed and discussed the audited financial statements for the fiscal year ended June 30, 2011 with management and Ernst & Young LLP, our independent registered public accounting firm;

•

Discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, relating to the conduct of the audit; and

•

Received written disclosures and a letter from Ernst & Young LLP regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the Audit Committee and the Audit Committee further discussed with Ernst & Young LLP their independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and Ernst & Young LLP, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2011 for filing with the SEC.

MEMBERS OF THE MYREXIS, INC. AUDIT COMMITTEE:

Robert Forrester, LL.B., Chairman

John T. Henderson, M.D.

Dennis H. Langer, M.D., J.D.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our records reflect that all reports which were required to be filed pursuant to Section 16(a) of the Exchange Act were filed on a timely basis.

An Annual Statement of Beneficial Ownership on Form 5 is not required to be filed if there are no previously unreported transactions or holdings to report. Nevertheless, we are required to disclose the names of directors, officers and 10% stockholders who did not file a Form 5 unless we have obtained a written statement that no filing is required. We received either a written statement from our directors, officers and 10% stockholders or know from other means that no Forms 5 were required to be filed.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

We were not a party to any transactions with related persons since July 1, 2010 that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Policy on Approval of Related Person Transactions

We have adopted a Policy on Related Person Transactions (the “Policy”) under which the Audit Committee reviews, approves or ratifies all related person transactions. Under our Policy, a related person transaction is one in which Myrexis is a participant, and the amount involved exceeds $120,000, and in which any of the following persons has or will have a direct or indirect material interest:

•	executive officers of the Company;

•	members of our Board of Directors;

•	beneficial holders of more than 5% of our securities;

•	immediate family members, as defined by Item 404 of Regulation S-K promulgated under the Securities Act, of any of the foregoing persons;

•

any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest; and

•	any other persons whom the Board determines may be considered to be related persons as defined by Item 404 of Regulation S-K promulgated under the Securities Act.

Under the Policy, the Audit Committee shall approve only those related person transactions that are determined to be in, or not inconsistent with, the best interests of Myrexis and its stockholders, taking into account all available facts and circumstances as the Audit Committee determines in good faith to be necessary. These facts and circumstances will typically include, but not be limited to, the benefits of the transaction to Myrexis; the impact on a Director’s independence in the event the related person is a Director, an immediate family member of a Director or an entity in which a Director is a partner, shareholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms of comparable transactions that would be available to unrelated third parties or to employees generally. No member of the Audit Committee shall participate in any review, consideration or approval of any related person transaction with respect to which the member or any of his or her immediate family members is the related person.

In reviewing and approving such transactions, the Audit Committee shall obtain, or shall direct management to obtain on its behalf, all information that the Audit Committee believes to be relevant and important to a review of the transaction prior to its approval. Following receipt of the necessary information, a discussion shall be held of the relevant factors if deemed to be necessary by the Audit Committee prior to approval. If a discussion is not deemed to be necessary, approval may be given by written consent of the Audit Committee. This approval authority may also be delegated to the Chairperson of the Audit Committee in some circumstances. It is contemplated that no related person transaction shall be entered into prior to the completion of these procedures; however, where permitted, a related person transaction may be ratified upon completion of these procedures.

The Audit Committee may adopt any further policies and procedures relating to the approval of related person transactions that it deems necessary or advisable from time to time. A copy of our Policy on Related Person Transactions is publicly available on the “Investors—Corporate Governance” section of our website at www.myrexis.com.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

Our Board of Directors currently consists of seven members, classified into three classes as follows: Jason M. Aryeh, Timothy R. Franson and Robert J. Lollini are Class I directors with a term expiring at the 2013 annual meeting of stockholders; John T. Henderson and Robert Forrester constitute the Class II directors with a term ending at the upcoming annual meeting; and Gerald P. Belle and Dennis H. Langer constitute the Class III directors with a term ending at the 2012 annual meeting of stockholders. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring. Mr. Aryeh was appointed to the Board of Directors on October 19, 2011 pursuant to the agreements entered into with Mr. Aryeh and MSMB Healthcare LP described above under the heading “Management and Corporate Governance—The Board of Directors.”

On September 6, 2011, the Board of Directors, based on the recommendation of the Nominating and Governance Committee, nominated John T. Henderson and Robert Forrester for election at the annual meeting for a term of three years to serve until the 2014 annual meeting of stockholders, and until their respective successors are elected and qualified. Unless authority to vote for any of these nominees is withheld, the shares represented by a validly executed proxy will be voted FOR the election as directors of John T. Henderson and Robert Forrester. In the event that either nominee becomes unable or unwilling to serve, the shares represented by a validly executed proxy will be voted for the election of such other person as the Board of Directors may recommend in that nominee’s place, unless the Board chooses to reduce the number of directors serving on the Board. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.

A plurality of the shares voted for each nominee at the annual meeting is required to elect each nominee as a director.

We have adopted a policy on plurality votes for the election of directors. Under this policy, in non-contested elections, if a director receives a greater number of WITHHOLD votes than FOR votes, the Board will decide, through a process managed by the Nominating and Governance Committee and excluding the nominee in question, whether it should request that the director submit his or her resignation, maintain the director but address what the Nominating and Governance Committee believes is the underlying cause of the WITHHOLD votes, or resolve not to re-nominate the director in the future for election. A copy of this policy is publicly available on the “Investors—Corporate Governance” section of our website at www.myrexis.com.

THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF JOHN T. HENDERSON AND ROBERT FORRESTER AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL NO. 2—INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young LLP, independent registered public accounting firm, to audit our financial statements for the fiscal year ending June 30, 2012. The Board proposes that the stockholders ratify this appointment. Ernst & Young LLP audited our financial statements for the fiscal year ended June 30, 2011. We expect that a representative of Ernst & Young LLP will be present at the annual meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

Accounting Fees and Services

The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements for the years ended June 30, 2011, and June 30, 2010, and fees billed for other services rendered by Ernst & Young LLP during those periods.

	2011	2010
Audit fees: (1)	$249,949	$357,499
Audit related fees: (2)	—	80,222
Tax fees: (3)	85,829	69,382
All other fees: (4)	1,995	1,995

Total	$337,773	$509,098

(1)	Audit fees consisted of audit work performed in the preparation of financial statements, as well as work generally only the independent registered public accounting firm can reasonably be expected to provide, such as statutory audits.
(2)	We did not engage Ernst & Young LLP to perform audit related services during fiscal year 2011. Audit related fees in fiscal year 2010 consisted principally of activity related to the due diligence conducted in connection with our proposed merger with Javelin Pharmaceuticals, Inc.
(3)	Tax fees in fiscal year 2011 consisted principally of assistance with matters related to an R&D tax credit study and the qualifying therapeutic discovery project under section 48D of the Internal Revenue Code. Tax fees in fiscal year 2010 consisted principally of assistance with matters related to the due diligence conducted in connection with the proposed merger with Javelin Pharmaceuticals, Inc., as well as tax compliance and reporting.
(4)	All other fees in fiscal year 2011 and 2010 consisted principally of access fees to the Ernst & Young LLP on-line Global Accounting & Auditing Information Tool.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-audit Services of Independent Public Accountant

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm.

Prior to engagement of an independent registered public accounting firm for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.

1.	Audit services include audit work performed in the preparation of financial statements, as well as work that generally only an independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

2.	Audit-Related services are for assurance and related services that are traditionally performed by an independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3.	Tax services include all services performed by an independent registered public accounting firm’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

4.	Other Fees are those associated with services not captured in the other categories.

Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires our independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage our independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging our independent registered public accounting firm.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

In the event the stockholders do not ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm, the Audit Committee will reconsider its appointment.

The affirmative vote of a majority of the votes cast affirmatively or negatively at the annual meeting is required to ratify the appointment of the independent registered public accounting firm.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

PROPOSAL NO. 3—ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT

In accordance with recent legislation, we are seeking your advisory vote on the compensation of our named executive officers. More specifically, we ask that you support the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis section, the compensation tables and any related material contained in this proxy statement with respect to our executive officers named in the Summary Compensation Table. Because your vote is advisory, it will not be binding on our Compensation Committee or our Board of Directors. However, the Compensation Committee and the Board will review the voting results and take them into consideration when making future decisions regarding the compensation of our named executive officers.

Following our separation and spin-off from Myriad Genetics in 2009, we established the objectives of our compensation programs and implemented plans, policies, and practices to achieve these objectives. The combination of base salary, annual incentive and long-term incentives that we currently provide to our named executive officers were designed to be competitive with those of comparable companies and to align executive performance with the long-term interests of our stockholders. Since our separation from Myriad Genetics, our Compensation Committee has been continuously engaged in reviewing and revising our executive compensation policies and practices in light of the changing economic environment, our evolution as an independent company, and corporate developments, while striving to attract and retain the best possible executive talent, motivate our named executive officers to enhance our growth, reward named executive officers for their contribution to our growth and increased shareholder value through the recognition of individual leadership, initiatives, achievements and other contributions, and, increase long-term shareholder value. Stockholders are urged to read the Compensation Discussion and Analysis section of this proxy statement, which discusses how our compensation policies and procedures achieve these objectives. The Compensation Committee and the Board of Directors believe that these policies and procedures are effective in achieving these objectives.

In accordance with the rules recently adopted by the SEC, the following resolution, commonly known as a “say-on-pay” vote, is being submitted for a stockholder vote at the annual meeting:

“Resolved, that the compensation paid to the named executive officers of Myrexis, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in this proxy statement, is hereby approved.”

The affirmative vote of a majority of the votes cast affirmatively or negatively at the annual meeting is required to approve, on an advisory basis, this resolution.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH APPROVAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

PROPOSAL NO. 4 —ADVISORY VOTE ON THE FREQUENCY OF HOLDING AN ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with recent legislation, we are seeking your input with regard to the frequency of holding future stockholder advisory votes on the compensation of our named executive officers. In particular, we are asking whether the “say-on-pay” advisory vote on the compensation of our named executive officers set forth in Proposal No. 3 above should occur every year, every two years or every three years. Because your vote is advisory, it will not be binding on our Compensation Committee or our Board of Directors. However, the Compensation Committee and the Board will review the voting results and take them into consideration when making future decisions regarding how frequently it should present the advisory vote on the compensation of our named executive officers to our stockholders.

After careful consideration, our Board, based on the recommendation of the Compensation Committee, has determined that an advisory vote on the compensation of our named executive officers that occurs every year is the most appropriate alternative for Myrexis, and therefore the Board recommends that you vote for a one-year interval for the advisory vote on the compensation of our named executive officers. In formulating its recommendation, the Board considered that an annual advisory vote on the compensation of our named executive officers will allow our stockholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year.

The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, stockholders will not be voting to approve or disapprove the Board’s recommendation. The affirmative vote of a majority of the votes cast affirmatively or negatively for this proposal—ever year, every two years or every three years—will be the frequency approved, on an advisory basis, by our stockholders. However, because the vote on the frequency of holding future advisory votes on the compensation of our named executive officers is not binding, if none of the frequency options receives a majority vote, the option receiving the greatest number of votes will be considered the frequency preferred by the stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE, ON AN ADVISORY BASIS, THE FREQUENCY OF HOLDING AN ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS EVERY YEAR, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH APPROVAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY CARD.

CODE OF CONDUCT AND ETHICS

We have adopted a Corporate Code of Conduct and Ethics that applies to all of our directors and employees, including our chief executive officer and chief financial and accounting officers. A copy of the Corporate Code of Conduct and Ethics is publicly available on the “Investors—Corporate Governance” section of our website at www.myrexis.com. Disclosure regarding any amendments to, or waivers from, provisions of the Corporate Code of Conduct and Ethics that apply to our directors, principal executive and financial officers will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting of such amendments or waivers is then permitted by the rules of The NASDAQ Stock Market LLC.

OTHER MATTERS

The Board of Directors knows of no other business which will be presented at the annual meeting. If any other business is properly brought before the annual meeting, proxies will be voted in accordance with the judgment of the persons voting the proxies.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

To be considered for inclusion in the proxy statement relating to our 2012 Annual Meeting of Stockholders (the “2012 Annual Meeting”), stockholder proposals must be received no later than June 27, 2012. To be considered for presentation at the 2012 Annual Meeting, although not included in the proxy statement, proposals must be received no earlier than August 11, 2012 and no later than September 10, 2012. Proposals that are not received in a timely manner will not be voted on at the 2012 Annual Meeting. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals should be marked for the attention of: Secretary, Myrexis, Inc., 305 Chipeta Way, Salt Lake City, Utah 84108.

WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE URGED TO VOTE YOUR SHARES AT YOUR EARLIEST CONVENIENCE.

Salt Lake City, Utah

October 21, 2011

Our Annual Report on Form 10-K, which includes our financial statements for the fiscal year ended June 30, 2011 (other than exhibits thereto), filed with the Securities and Exchange Commission, is available on the website of the SEC at www.sec.gov, or in the “SEC Filings” section of the “Investors—Financial Information” section of our website at www.myrexis.com. You may also obtain a printed copy of our annual report on Form 10-K free of charge from us by sending a written request to: Myrexis, Inc., 305 Chipeta Way, Salt Lake City, Utah 84108, Attn: Secretary. Exhibits will be provided upon written request and payment of an appropriate processing fee.

Myrexis, Inc.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on December 8, 2011.

Vote by Internet • Log on to the Internet and go to http://proxy.georgeson.com/ • Follow the steps outlined on the secured website.

Vote by telephone

•      Call toll free 1-877-456-7915 within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•      Follow the instructions provided by the recorded message.

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED BELOW AND “FOR” PROPOSALS 2 AND 3. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR “1 YEAR” ON PROPOSAL 4.	+

1.	To elect the two nominees named below as Class II directors for a term to expire at the 2014 annual meeting of stockholders with each director to hold office until his successor is duly elected and qualified or until his earlier death, retirement, resignation or removal.

	For	Withhold				For	Withhold
	01 - John T. Henderson ☐	☐	02 - Robert M. Forrester			☐	☐

			For	Against	Abstain			For	Against	Abstain
2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2012.		☐	☐	☐	3.	To consider an advisory vote on the compensation of the Company’s named executive officers, as disclosed in the proxy statement.	☐	☐	☐
		1 Yr	2 Yrs	3 Yrs	Abstain
4.	To consider an advisory vote on the frequency of holding an advisory vote on the compensation of the Company’s named executive officers.	☐	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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                    01DWDC

ANNUAL MEETING OF STOCKHOLDERS OF

MYREXIS, INC.

December 8, 2011

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at

http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=16182

Please sign, date and mail your proxy card in the envelope provided as soon as possible

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — MYREXIS, INC.

305 Chipeta Way

Salt Lake City, Utah 84108

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING

OF STOCKHOLDERS TO BE HELD ON DECEMBER 8, 2011

The undersigned, revoking any previous proxies relating to these shares, hereby appoints Robert J. Lollini and Andrea Kendell, and each of them (with full power to act alone), proxies, with full power of substitution, to vote all shares of common stock of Myrexis, Inc., a Delaware corporation (the “Company”), registered in the name provided herein which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 305 Chipeta Way, Salt Lake City, Utah, on Thursday, December 8, 2011, at 9:00 a.m., local time, and at any and all adjournments or postponements thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED AND, IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED, WILL BE VOTED “FOR” THE ELECTION OF ALL NOMINEES NAMED HEREIN, “FOR” PROPOSALS 2 AND 3, AND FOR “1 YEAR” ON PROPOSAL 4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OF THE MEETING.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS IN CONNECTION WITH THE ANNUAL MEETING.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TAKING OF A VOTE ON THE MATTERS HEREIN.

(Continued and to be signed on the reverse side.)